Filed Pursuant to Rule 424(b)(3)

Registration No. 333-179292-05

SUPPLEMENT dated February 18, 2014

(To Prospectus Supplement dated November 27, 2012

to Prospectus dated September 13, 2012)

Sequoia MORTGAGE Trust 2012-6

Mortgage Pass-Through Certificates, Series 2012-6

RWT Holdings, Inc., Sponsor

Redwood Residential Acquisition Corporation, Seller

Sequoia Residential Funding, Inc., Depositor

Sequoia Mortgage Trust 2012-6, Issuing Entity

The prospectus supplement is hereby revised as follows:

1.     The following paragraph supplements the information on the cover page of the prospectus supplement:

“RBS Securities, Inc. (the “underwriter” with respect to the initial public offering hereby of the Class A-IO1 Certificates) previously purchased from the Depositor the Class A-IO1 Certificates with an aggregate class notional amount of $279,330,285.07 on February 12, 2013. Proceeds to the Depositor from such sale to the underwriter were $8,436,777.56 before deducting expenses. The underwriter now intends to offer the Class A-IO1 Certificates from time to time for sale to the public in negotiated transactions or otherwise at varying prices determined at the time of sale. Compensation to the underwriter will equal the excess, if any, of the purchase price received by the underwriter over the underwriter’s purchase price specified above, taking into account payments received by the underwriter since the date of its initial purchase. The class notional amount of the Class A-IO1 Certificates as of the date of this supplement is $243,386,593.87; if investors purchase the Class A-IO1 Certificates prior to the scheduled distribution date occurring on February 25, 2014, they will not be entitled to payments made on such distribution date and will receive their first payment on the scheduled distribution date occurring on March 25, 2014.”

(continued on following pages)

This supplement may be used to offer or sell the certificates offered hereby only if accompanied by the prospectus supplement and the prospectus described above, which should be read in their entirety by anyone considering an investment in the certificates.

Consider carefully the risk factors beginning on page S-14 of the prospectus supplement.

The investments referred to above are not insured or guaranteed by any governmental agency. Offers of these securities are made by prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if the prospectus supplement listed above, the accompanying prospectus or this supplement are accurate or complete. Any representation to the contrary is a criminal offense.

Underwriter

2.     A new Risk Factor is inserted under the caption “RISK FACTORS” as follows:

“Mortgage Loan Subject to Bankruptcy Proceedings

The mortgagors of one mortgage loan included in the mortgage pool filed a petition for relief under chapter 11 of the United States Bankruptcy Code in November 2012. The mortgagors confirmed a plan of reorganization in October, 2013, pursuant to which the terms of the mortgage loan remain unaltered. The mortgagors have not yet received their discharge. The outstanding principal balance of such mortgage loan as of the date of this supplement is $481,115.07, and the mortgage loan is current. Should these mortgagors default in the future, there could be delays or reductions in payments on, or other losses with respect to, the offered certificates. ”

3.     The Risk Factor entitled “Downgrade of Long-term Ratings of Eurozone Nations May Adversely Affect the Market Value of the Offered Certificates” is replaced with the following:

“Downgrade of Long-term Ratings of Eurozone Nations and the United States May Adversely Affect the Market Value of the Offered Certificates

In response to the economic situation facing the European Economic and Monetary Union, or Eurozone, based on factors including tightening credit conditions, higher risk premiums on Eurozone sovereigns and disagreement among European policy makers as to how best to address the declining market confidence with respect to the Eurozone, on January 13, 2012, Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business (“S&P”), downgraded the long-term credit ratings on nine members of the Eurozone, including Austria, Cyprus, France, Italy, Malta, Portugal, Slovakia, Slovenia and Spain.

On August 5, 2011, S&P lowered the long-term sovereign credit rating of U.S. Government debt obligations from AAA to AA+. On August 8, 2011, S&P also downgraded the long-term credit ratings of U.S. government-sponsored enterprises. These actions initially had an adverse effect on financial markets and although we are unable to predict the longer-term impact on such markets and the participants therein, it might be materially adverse to the value of the offered certificates.”

4.     The third paragraph of the Risk Factor entitled “Recent Trends in the Residential Mortgage Market May Adversely Affect the Performance and Market Value of Your Certificates” is replaced with the following:

“Current market conditions may impair borrowers’ ability to refinance or sell their residential properties, which may also contribute to higher delinquency and default rates. In response to increased delinquencies and losses with respect to mortgage loans, many mortgage loan originators recently have implemented more restrictive underwriting criteria for mortgage loans, which will likely result in reduced availability of refinancing alternatives for borrowers. The recent effectiveness of a final rule relating to “qualified mortgages” may further limit the availability of refinancing alternatives, as described more fully under “Financial Regulatory Reforms and Additional Proposed Regulations Could Have a Significant Impact on the Depositor, the Servicers or Any Successor Servicer or on the Value of the Certificates” below. These risks would be exacerbated to the extent that prevailing mortgage interest rates increase from current levels. Home price depreciation experienced to date, and any further price depreciation, may also leave borrowers with insufficient equity in their homes to enable them to refinance. Borrowers who intend to sell their homes on or before the maturity of their mortgage loans may find that they cannot sell their property for an amount equal to or greater than the unpaid principal balance of their mortgage loans. While some mortgage loan originators and servicers have created or otherwise are participating in modification programs in order to assist borrowers with refinancing or otherwise meeting their payment obligations, not all borrowers will qualify for or will take advantage of these opportunities.”

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5.     The following is added as a new fourth paragraph to the Risk Factor entitled “Financial Regulatory Reforms and Additional Proposed Regulations Could Have a Significant Impact on the Depositor, the Servicers or Any Successor Servicer or on the Value of the Certificates”:

“The Dodd-Frank Act also prohibits lenders from originating residential mortgage loans unless the lender determines that the borrower has a reasonable ability to repay the loan. Under the Dodd-Frank Act, a lender and its assignees will not have liability under this prohibition with respect to any “qualified mortgage.” The CFPB has issued a final rule, which became effective on January 10, 2014, specifying the characteristics of a qualified mortgage for this purpose. Interest-only loans, hybrid mortgage loans and balloon loans, as well as loans with a debt-to-income ratio exceeding 43%, in general do not constitute qualified mortgages. The final rule may result in a reduction in the availability of these types of loans in the future and may adversely affect the ability of mortgagors to refinance mortgage loans included in the mortgage pool. The final rule is not applicable to the mortgage loans included in the mortgage pool and no assurances are given as to the effect of the new rule on the value of your certificates.”

6.     The fifth paragraph of the Risk Factor entitled “Financial Regulatory Reforms and Additional Proposed Regulations Could Have a Significant Impact on the Depositor, the Servicers or Any Successor Servicer or on the Value of the Certificates” is replaced with the following:

“On August 28, 2013, the SEC issued a release soliciting public comment on re-proposed rules that were first proposed in March 2011. If adopted, the re-proposed rules would require, among other things, that the sponsor or an affiliate of the sponsor retain at least 5% of the credit risk of a non-exempt securitization, and in general prohibit, for a period of at least five (5) years after the close of the securitization, the transfer or hedging, and restrict the pledge, of the retained credit risk. In April 2010, the SEC proposed rules, some of which were re-proposed in July 2011, that, if adopted, would further revise substantially Regulation AB and other rules regarding the offering process, disclosure and reporting for publicly-issued asset-backed securities. Among other things, the proposed changes would require (i) enhanced disclosure of loan level information at the time of securitization and on an ongoing basis, (ii) that the transaction agreements provide for review of the underlying assets by an independent credit risk manager if certain trigger events occur and (iii) periodic assessments of an asset-backed security issuer’s continued ability to conduct shelf offerings. We cannot predict what effect the proposed rules will have, if adopted, on the marketability of asset-backed securities such as the certificates. In addition, if the proposed rules are adopted, your certificates, which may not be subject to all of the requirements included in the proposed rules, may be less marketable than those that are offered in compliance with the proposed rules.”

7.     The last two paragraphs of the Risk Factor entitled “Financial Regulatory Reforms and Additional Proposed Regulations Could Have a Significant Impact on the Depositor, the Servicers or Any Successor Servicer or on the Value of the Certificates” are replaced with the following:

“Prospective investors should also independently assess and determine whether they are directly or indirectly subject to market risk capital rules jointly promulgated by the Office of the Comptroller of the Currency, the Board of Governors of the Federal Reserve System and the FDIC that became effective on January 1, 2013. Any prospective investor that is subject to these rules should independently assess and determine its ability to comply with the regulatory capital treatment and reporting requirements that may be required with respect to the purchase of an offered certificate and what impact any such regulatory capital treatment and reporting requirements may have on the liquidity or market value of the offered certificates.

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On February 9, 2012, the Department of Justice, the Department of Housing and Urban Development, and attorneys general representing 49 states and the District of Columbia reached a settlement agreement with five large mortgage servicers in connection with servicing and foreclosure issues. Consent judgments implementing the agreement were filed in the U.S. District Court in Washington, D.C. in March, 2012. The settlement agreement provides for financial relief for homeowners, including mortgage loan principal reduction, refinancing and increased benefits and protections for servicemembers and veterans, and requires a comprehensive reform of mortgage servicing practices for the five servicers. While none of the servicers servicing mortgage loans included in the mortgage pool are subject to the settlement agreement, it is possible that future actions against additional servicers will result in similar agreements with similar terms, or regulations or rules enacted by the CFPB or other governmental entities could require the servicers to implement these types of reforms with respect to the mortgage loans. For example, the CFPB has released final rules relating to mortgage servicing, which became effective in January 2014, that prohibit a servicer from commencing a foreclosure until a mortgage loan is more than 120 days delinquent. The final rules also require servicers to provide certain notices and follow specific procedures relating to loss mitigation and foreclosure alternatives. In addition, the State of California recently enacted the Homeowner’s Bill of Rights, which requires similar changes in delinquent loan servicing and foreclosure procedures and creates a private right of action permitting borrowers to bring legal actions against lenders who violate the law. Any changes to a servicer’s servicing procedures could cause delays in payments to or increase losses to the certificateholders.”

8.     The first paragraph of the Risk Factor entitled “Governmental Actions May Affect Servicing of Mortgage Loans and May Limit the Servicers’ Ability to Foreclose” is replaced with the following:

“The federal government, state and local governments, consumer advocacy groups and others continue to urge servicers to be aggressive in modifying mortgage loans to avoid foreclosure, and federal, state and local governmental authorities have enacted and continue to propose numerous laws, regulations and rules relating to mortgage loans generally, and foreclosure actions particularly. For example, the CFPB has released final rules relating to mortgage servicing, which became effective in January 2014, that prohibit a servicer from commencing a foreclosure until a mortgage loan is more than 120 days delinquent. The final rules also require servicers to provide certain notices and follow specific procedures relating to loss mitigation and foreclosure alternatives.”

9.     The second paragraph of the Risk Factor entitled “The Return on Your Certificates Could Be Reduced by Shortfalls due to the Servicemembers Civil Relief Act” is replaced with the following:

“The Relief Act also limits the ability of the servicers to foreclose on a mortgage loan during the borrower’s period of active duty and, in some cases, during an additional one year period thereafter. As a result, there may be delays in payment and increased losses on the mortgage loans. Those delays and increased losses will be borne primarily by the class of certificates with a certificate principal amount greater than zero with the lowest payment priority.”

10.     The first three paragraphs of the Risk Factor entitled “Proposals to Acquire Mortgage Loans by Eminent Domain May Adversely Affect Your Certificates” are replaced with the following:

“Numerous cities and local governments throughout the United States have been considering programs to assist homeowners in their jurisdictions who are obligated on residential mortgage loans with outstanding balances in excess of the market value of the related mortgaged properties. The proposed programs include authorization to acquire any such mortgage loans by voluntary purchase or eminent domain and to modify those mortgage loans to allow homeowners to continue to own and occupy their homes, irrespective of whether the mortgage loans are actually in default or foreclosure.

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In April 2013, the City of Richmond, California (the “City of Richmond”), approved such a program and in July 2013, the City of Richmond commenced the program by sending letters to trustees and servicers of mortgage loans included in securitization trusts. The letters state that the City of Richmond had the mortgage loans appraised to determine their fair market value, and include offers to purchase specific mortgage loans at specific purchase prices based on such appraisals. The letters state further that if the owners of the mortgage loans elect not to sell the mortgage loans to the City of Richmond for the specified prices, the City of Richmond may proceed with the acquisition of the mortgage loans through exercising its power of eminent domain. In an eminent domain proceeding, if the seller and purchaser do not agree on a purchase price, the purchase price would be determined through additional legal proceedings. Two recent lawsuits were filed by three mortgage-bond trustees against the City of Richmond’s eminent domain program, both of which have been dismissed without prejudice as not being ripe for determination. Among other things, the lawsuits alleged that the City of Richmond’s proposed use of eminent domain is unconstitutional as a violation of the law on interstate commerce and as a violation of the criterion that mortgage loans being seized are for valid public purpose. The lawsuits sought a preliminary injunction against the City of Richmond and Mortgage Resolution Partners, an investment firm the city has partnered with on the eminent domain plan. Although proponents of the eminent domain plan have not been able to obtain the vote of a supermajority of the Richmond City Council that is necessary to implement the plan, the mayor and other supporters are continuing to pursue it, including alternatives such as establishing a joint powers authority to implement the plan, which does not require a supermajority vote but does require the participation of one or more other governmental entities.

Although none of the mortgage loans included in the mortgage pool are located in the City of Richmond, there is no certainty as to whether any other governmental entity will take steps to acquire any mortgage loans under such a program in the future, whether any other mortgage loans sought to be purchased will be mortgage loans held in securitization trusts and what purchase price would be paid for any such mortgage loans. Any such actions could have a material adverse effect on the market value of residential mortgage-backed certificates such as the certificates. There is also no certainty as to whether any such action without the consent of investors would face legal challenge, and, if so, the outcome of any such challenge.”

11.   The following Risk Factor is added at the end of the caption “RISK FACTORS”:

“Risks Related to the Potential Elimination or Reduction of the Mortgage-Interest Tax Deduction

Various tax reform proposals continue to circulate in Congress, some of which would change the manner in which home interest deductions are treated. It is unclear whether any of the pending tax reform proposals will be enacted, either piecemeal as revenue raisers or as part of a more comprehensive package of tax reforms. Elimination or further restrictions on the mortgage-interest tax deduction could negatively affect the U.S. housing market, the market value of residential mortgage loans and the certificates.”

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12.   The Risk Factor entitled “Risks Associated With Potential New Laws relating to Mortgage Loan Origination or Ownership” is replaced by the following:

“Risks Associated With Mortgage Loan Origination or Ownership; No “Qualified Mortgage” Representation

The Truth in Lending Act provides that subsequent purchasers of mortgage loans originated in violation of certain requirements specified in the Truth in Lending Act may have liability for such violations. As described more fully above under “— Financial Regulatory Reforms and Additional Proposed Regulations Could Have a Significant Impact on the Depositor, the Servicers or Any Successor Servicer or on the Value of the Certificates,” the CFPB has issued regulations, which became effective in January 2014, specifying the standards for a “qualified mortgage” that would have the benefit of a safe harbor from such liability if certain requirements are satisfied, or a rebuttable presumption from such liability if only certain of these requirements are satisfied. Although the regulations do not apply to the mortgage loans included in the mortgage pool, many of such mortgage loans may not satisfy the requirements for a “qualified mortgage” under either set of requirements. Possible liabilities that could be required to be paid by an assignee of a mortgage loan include actual damages suffered by the borrower, litigation costs, statutory damages and special statutory damages. Various state and local legislatures may adopt similar or more onerous provisions in the future. We are unable to predict how these laws and regulations relating to assignee liability may affect the value of your certificates. In addition, the qualified mortgage rule may adversely affect the market generally for mortgage-backed securities, if investors are not willing to invest in pools of mortgage loans that do not satisfy the qualified mortgage requirements, thereby reducing the liquidity of your certificates. No representation as to whether any mortgage loans included in the mortgage pool satisfy the qualified mortgage requirements will be given.”

13.   The first paragraph of the Risk Factor entitled “Market Exit of Originators and Servicers; Financial Condition of Originators, Servicers and the Seller” is replaced with the following:

“The financial difficulties of originators and servicers of residential mortgage loans may be exacerbated by higher delinquencies and defaults that reduce the value of mortgage loan portfolios, requiring originators to sell their portfolios at greater discounts to par. In addition, the costs of servicing an increasingly delinquent mortgage loan portfolio may be rising without a corresponding increase in servicing compensation. The value of many residual interests retained by sellers of mortgage loans in the securitization market has also been declining in these market conditions. Currently, overall origination volumes are down significantly. Many originators and servicers of residential mortgage loans also have been the subject of governmental investigations and litigations, many of which have the potential to impact the financial condition of those financial institutions. In addition, any regulatory oversight, proposed legislation and/or governmental intervention designed to protect consumers may have an adverse impact on originators and servicers. The CFPB has released final rules relating to mortgage servicing, which became effective in January 2014, and such rules may increase the costs associated with servicing mortgage loans. On January 7, 2013, federal regulators reached an $8.5 billion settlement agreement with ten U.S. banks regarding alleged foreclosure abuses. While none of the servicers servicing mortgage loans included in the mortgage pool are currently subject to the settlement agreement, it is possible that similar settlement agreements will be reached with similar terms. These factors, among others, may have the overall effect of increasing costs and expenses of originators and servicers while at the same time decreasing servicing cash flow and loan origination revenues, and in turn may lead to originators or servicers leaving the industry.”

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14.   The first paragraph of the text under the caption “STATIC POOL INFORMATION” is replaced with the following:

“Static pool information with respect to mortgage loans included in prior securitizations of the sponsor that are similar to the mortgage loans of the issuing entity for the period from March 2011 to January 2014 is attached as Annex C to this supplement.”

15.   The following paragraph is added under the caption “ADDITIONAL INFORMATION”:

“The Form 10-D distribution reports relating to the distributions made to the certificateholders since the initial closing have been filed with the SEC and are available at the locations and website as noted above. Investors are encouraged to review such reports. A copy of the January 2014 monthly statement to certificateholders is attached hereto as Exhibit A.

Investors should note that this supplement supersedes in its entirety the supplement to prospectus supplement dated February 8, 2013 that was previously filed with the SEC.”

16.   The text under the caption “SPONSOR MATERIAL LEGAL PROCEEDINGS” is replaced with the following:

“At the date of this supplement, other than litigation in the ordinary course of business, such as litigation involving foreclosures or other exercise of its rights as a creditor, and other than as described below, there were no material pending legal proceedings to which any of the sponsor, the seller, the depositor or the issuing entity was a party or of which any of their property was subject, and, other than as described below, the depositor is not aware of any material pending legal proceedings known to be contemplated by governmental authorities against the sponsor, the seller, the depositor or the issuing entity.

On or about December 23, 2009, the Federal Home Loan Bank of Seattle (the “FHLB-Seattle”) filed a complaint in the Superior Court for the State of Washington (case number 09-2-46348-4 SEA) against the depositor, Redwood Trust, Inc., Morgan Stanley & Co., and Morgan Stanley Capital I, Inc. (collectively, the “FHLB-Seattle Defendants”) alleging that the FHLB-Seattle Defendants made false or misleading statements in offering materials for a mortgage pass-through certificate (the “Seattle Certificate”) issued in the Sequoia Mortgage Trust 2005-4 securitization transaction (the “2005-4 RMBS”) and purchased by the FHLB-Seattle. Specifically, the complaint alleges that the alleged misstatements concern the (1) loan-to-value ratio of mortgage loans and the appraisals of the properties that secured loans supporting the 2005-4 RMBS, (2) occupancy status of the properties, (3) standards used to underwrite the loans, and (4) ratings assigned to the Seattle Certificate. The FHLB-Seattle alleges claims under the Securities Act of Washington (Section 21.20.005, et seq.) and seeks to rescind the purchase of the Seattle Certificate and to collect interest on the original purchase price at the statutory interest rate of 8% per annum from the date of original purchase (net of interest received) as well as attorneys’ fees and costs. The Seattle Certificate was issued with an original principal amount of approximately $133 million, and, as of September 30, 2013, the FHLB-Seattle has received approximately $113.3 million of principal and $11.0 million of interest payments in respect of the Seattle Certificate. As of September 30, 2013, the Seattle Certificate has a remaining outstanding principal amount of approximately $20.2 million. The claims were subsequently dismissed for lack of personal jurisdiction as to the depositor and Redwood Trust. The depositor and Redwood Trust agreed to indemnify the underwriters of the 2005-4 RMBS for certain losses and expenses they might incur as a result of claims made against them relating to this RMBS, including, without limitation, certain legal expenses. The FHLB-Seattle’s claims against the underwriters of this RMBS were not dismissed and remain pending. Regardless of the outcome of this litigation, the depositor and Redwood Trust could incur a loss as a result of these indemnities.

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On or about July 15, 2010, The Charles Schwab Corporation (“Schwab”) filed a complaint in the Superior Court for the State of California in San Francisco (case number CGC-10-501610) against the depositor and 26 other defendants (collectively, the “Schwab Defendants”) alleging that the Schwab Defendants made false or misleading statements in offering materials for various residential mortgage-backed securities sold or issued by the Schwab Defendants. With respect to the depositor, Schwab alleges that the depositor made false or misleading statements in offering materials for a mortgage pass-through certificate (the “Schwab Certificate”) issued in the 2005-4 RMBS and purchased by Schwab. Specifically, the complaint alleges that the misstatements for the 2005-4 RMBS concern the (1) loan-to-value ratio of mortgage loans and the appraisals of the properties that secured loans supporting the 2005-4 RMBS, (2) occupancy status of the properties, (3) standards used to underwrite the loans, and (4) ratings assigned to the Schwab Certificate. Schwab alleges a claim for negligent misrepresentation under California state law and seeks unspecified damages and attorneys’ fees and costs. The Schwab Certificate was issued with an original principal amount of approximately $14.8 million, and, as of September 30, 2013, Schwab has received approximately $12.6 million of principal and $1.3 million of interest payments in respect of the Schwab Certificate. As of September 30, 2013, the Schwab Certificate has a remaining outstanding principal amount of approximately $2.2 million. The depositor has denied Schwab’s allegations. This case is in the early stages of discovery, and no trial date has been set. The depositor believes that this case is without merit, and intends to defend the action vigorously. The depositor and Redwood Trust agreed to indemnify the underwriters of the 2005-4 RMBS, which underwriters are also named defendants in this action, for certain losses and expenses they might incur as a result of claims made against them relating to this RMBS, including, without limitation, certain legal expenses. Regardless of the outcome of this litigation, the depositor and Redwood Trust could incur a loss as a result of these indemnities.

On or about October 15, 2010, the Federal Home Loan Bank of Chicago (“FHLB-Chicago”) filed a complaint in the Circuit Court of Cook County, Illinois (case number 10-CH-45033) against the depositor and more than 45 other named defendants (collectively, the “FHLB-Chicago Defendants”) alleging that the FHLB-Chicago Defendants made false or misleading statements in offering materials for various residential mortgage-backed securities sold or issued by the FHLB-Chicago Defendants or entities controlled by them. FHLB-Chicago subsequently amended the complaint to name Redwood Trust and another one of Redwood Trust’s subsidiaries, RWT Holdings, Inc., as defendants. With respect to Redwood Trust, RWT Holdings, and the depositor, the FHLB-Chicago alleges that Redwood Trust, RWT Holdings, and the depositor made false or misleading statements in the offering materials for two mortgage pass-through certificates (the “Chicago Certificates”) issued in the Sequoia Mortgage Trust 2006-1 securitization transaction (the “2006-1 RMBS”) and purchased by the FHLB-Chicago. The complaint alleges that the alleged misstatements concern, among other things, the (1) loan-to-value ratio of mortgage loans and the appraisals of the properties that secured loans supporting the 2006-1 RMBS, (2) occupancy status of the properties, (3) standards used to underwrite the loans, (4) ratings assigned to the Chicago Certificates, and (5) due diligence performed on these mortgage loans. The FHLB-Chicago alleges claims under Illinois Securities Law (815 ILCS Sections 5/12(F)-(H)) and North Carolina Securities Law (N.C.G.S.A. §78A-8(2) & §78A-56(a)) as well as a claim for negligent misrepresentation under Illinois common law. On some of the causes of action, the FHLB-Chicago seeks to rescind the purchase of the Chicago Certificates and to collect interest on the original purchase prices at the statutory interest rate of 10% per annum from the dates of original purchase (net of interest received). On one cause of action, the FHLB-Chicago seeks unspecified damages. The FHLB-Chicago also seeks attorneys’ fees and costs. The first of the Chicago Certificates was issued with an original principal amount of approximately $105 million and, at September 30, 2013, the FHLB Chicago has received approximately $71.5 million of principal and $24.0 million of interest payments in respect of this Chicago Certificate. As of September 30, 2013, this Chicago Certificate has a remaining outstanding principal amount of approximately $32.8 million (after taking into account approximately $0.9 million of principal losses allocated to this Chicago Certificate). The second of the Chicago Certificates was issued with an original principal amount of approximately $379 million and, at September 30, 2013, the FHLB Chicago has received approximately $256.1 million of principal and $80.7 million of interest payments in respect of this Chicago Certificate. As of September 30, 2013, this Chicago Certificate has a remaining outstanding principal amount of approximately $116.7 million (after taking into account approximately $6.0 million of principal losses allocated to this Chicago Certificate). The depositor, Redwood Trust, and RWT Holdings have denied FHLB-Chicago’s allegations. This case is in the early stages of discovery, and no trial date has been set. The depositor believes that this case is without merit, and the depositor intends to defend the action vigorously. The depositor and Redwood Trust agreed to indemnify the underwriters of the 2006-1 RMBS, which underwriters are also named defendants in this action, for certain losses and expenses they might incur as a result of claims made against them relating to this RMBS, including, without limitation, certain legal expenses. Regardless of the outcome of this litigation, the depositor and Redwood Trust could incur a loss as a result of these indemnities.

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The business of the sponsor, the depositor, the seller and their affiliates has included, and continues to include, activities relating to the acquisition and securitization of residential mortgage loans. In addition, the business of the sponsor has, in the past, included activities relating to the acquisition and securitization of debt obligations and other assets through the issuance of collateralized debt obligations (commonly referred to as CDO transactions). Because of their involvement in the securitization and CDO businesses, the sponsor, the depositor, the seller and their affiliates could become the subject of litigation relating to these businesses, including additional litigation of the type described above, and could also become the subject of governmental investigations, enforcement actions, or lawsuits and governmental authorities could allege that these entities violated applicable law or regulation in the conduct of their business.

In fact, the sponsor and its affiliates have received, and responded to, information requests and subpoenas from two governmental authorities (one by the SEC relating to the sponsor’s CDO business and one by the National Credit Union Administration relating to a residential mortgage securitization conducted by the sponsor and the depositor). It is possible that the sponsor, the depositor, the seller or their affiliates might not be successful in defending or responding to any litigation, governmental investigation or related action and any losses incurred as a result of the resolution of any such action or investigation could have a material adverse effect on the sponsor, the depositor, the seller or their affiliates. In any case, regardless of the merits of any allegation or legal action that may be brought against the sponsor, the depositor, the seller or their affiliates, or of their success in defending against such allegations or legal actions, the costs of defending against any such allegation or legal action may be significant or material and could have a material adverse effect on the sponsor, the depositor, the seller or their affiliates.”

17.   The third and fourth paragraphs and the table under the caption “THE SPONSOR AND THE SELLER AND SERVICING ADMINISTRATOR” are replaced with the following:

“During calendar years 2011 and 2012 and the first quarter of 2013, no mortgage loans securitized by the sponsor were the subject of a demand to repurchase or replace for breach of the representations and warranties concerning the pool assets contained in the related underlying transaction documents, or any related activity, for all asset-backed securities held by non-affiliates of the sponsor during such periods. During the second quarter of 2013, an affiliate of the sponsor submitted to a mortgage loan originator a repurchase demand with respect to a mortgage loan included in a securitization of the sponsor for which there was an alleged breach of a mortgage loan representation and warranty. This mortgage loan is included in the mortgage pool and is described in paragraph 2 of this supplement for the section entitled “Risk Factors—Mortgage Loan Subject to Bankruptcy Proceedings.” Such demand was conditionally withdrawn during the third quarter of 2013 and no additional repurchase activity with respect to securitizations of the sponsor has occurred in the fourth quarter of 2013. In addition, in April 2013 and in October 2013, repurchase demands for securitizations of the sponsor were made in accordance with a covenant of originators to repurchase any mortgage loan that experiences an early payment default, and both of such mortgage loans were repurchased by their respective originators.

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The sponsor filed its most recent Form ABS-15G on February 11, 2014. The sponsor’s CIK number is 0001530239.

Additional information with respect to repurchase activity with respect to the breach of a mortgage loan representation and warranty for securitizations of the sponsor for the prior three years is set forth on the following page:

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Name of Issuing Entity	Check if Registered	Name of Originator	Total Assets in ABS by Originator			Assets That Were Subject of Demand			Assets That Were Repurchased or Replaced			Assets Pending Repurchase or Replacement (within cure period)
			#	$	(% of principal balance)	#	$	(% of principal balance)	#	$	(% of principal balance)	#	$	(% of principal balance)
Sequoia Mortgage Trust 2012-6, CIK#0001561167SEC File 333-179292-05	X	Evergreen Home Loans	4	$2,506,198	0.83%	1	$484,803.92	0.17813%	0	-		0	-	-

Demand in Dispute			Demand Withdrawn**			Demand Rejected			Outstanding Principal Balance (09/25/2013)
#	$	(% of principal balance)	#	$	(% of principal balance)	#	$	(% of principal balance)
0	-	-	1	$484,803.92	0.17813%	0	-	-	$272,162,289.21

TOTALS
Name of Issuing Entity	Check if Registered	Name of Originator	Total Assets in ABS by Originator			Assets That Were Subject of Demand			Assets That Were Repurchased or Replaced			Assets Pending Repurchase or Replacement (within cure period)
			#	$	(% of principal balance)	#	$	(% of principal balance)	#	$	(% of principal balance)	#	$	(% of principal balance)
Sequoia Mortgage Trust 2012-6, CIK#0001561167SEC File 333-179292-05	X	Evergreen Home Loans	4	$2,506,198	0.83%	1	$484,803.92	0.17813%	0	-	-	0	-	-

Demand in Dispute			Demand Withdrawn**			Demand Rejected			Outstanding Principal Balance (06/25/2013)
#	$	(% of principal balance)	#	$	(% of principal balance)	#	$	(% of principal balance)
0	-	-	1	$484,803.92	0.17813%	0	-	-	$272,162,289.21

**Conditionally withdrawn.”

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18.    The table and caption below on page S-110 of the prospectus supplement are replaced with the following:

“PRE-TAX YIELD TO MATURITY OF THE CLASS A-IO1 CERTIFICATES AT THE FOLLOWING PERCENTAGES OF CPR

The table below was prepared based on the following assumptions (collectively, the “Modeling Assumptions”): (1) the Class Principal Amounts and Class Notional Amounts of the certificates are as set forth under the caption “Current Principal Balance” in the January 2014 Monthly Report attached hereto as Exhibit A (the “January Monthly Report”); (2) for the distribution date in February 2014, a CPR of 10.58%, resulting in an assumed Class Notional Amount of the Class A-IO1 Certificates of $240,560,134.38; (3) each monthly scheduled payment of principal and interest is timely received on the first day of each month commencing in February 2014; (4) principal prepayments are received in full on the last day of the month preceding the related distribution date, commencing in January 2014, and there are no Net Prepayment Interest Shortfalls; (5) there are no defaults or delinquencies on the mortgage loans; (6) distribution dates occur on the 25th day of each month commencing in February 2014 regardless of whether such day is a business day; (7) there are no purchases or substitutions of mortgage loans; (8) there is no optional termination of the issuing entity; (9) the Class A-IO1 certificates are purchased on February 21, 2014; (10) the aggregate servicing fee rate and master servicing fee rate for any mortgage loan is equal to the rate of 0.28% per annum; and (11) the mortgage loans have the characteristics specified in the Free Writing Prospectus filed by the depositor with the SEC on February 13, 2014. Summary information regarding the characteristics of the mortgage loans is included in the January Monthly Report.

Although the Modeling Assumptions are based on the characteristics of the mortgage loans provided by the Master Servicer as of the date of the January 2014 Monthly Report, the actual characteristics and performance of the mortgage loans will differ from the assumptions used in constructing the table set forth below, which is hypothetical in nature and is provided only to give a general sense of how the yield on the Class A-IO1 Certificates may vary under varying prepayment scenarios. For example, it is not expected that the mortgage loans will prepay at a constant rate until maturity, that all of the mortgage loans will prepay at the same rate or that there will be no defaults or delinquencies on the mortgage loans. Moreover, the diverse remaining terms to maturity of the mortgage loans could produce slower or faster principal payments than indicated in the table, even if the weighted average remaining term to maturity is as assumed. Any difference between such assumptions and the actual characteristics and performance of the mortgage loans, or the actual prepayment or loss experience, will cause the yield on the Class A-IO1 Certificates to differ (which difference could be material) from the corresponding information in the table for each indicated percentage of CPR.

12

 PRE-TAX YIELD TO MATURITY OF THE CLASS A-IO1 CERTIFICATES AT THE FOLLOWING PERCENTAGES OF CPR

Price (%)	5% CPR	10% CPR	15% CPR	20% CPR	30% CPR	40% CPR	50% CPR
3.52065	14.340%	8.168%	1.472%	(5.987)%	(24.454)%	(52.574)%	(79.901)%
3.77065	12.741%	6.602%	(0.087)%	(7.569)%	(26.154)%	(54.726)%	(82.160)%
4.02065	11.333%	5.222%	(1.466)%	(8.973)%	(27.672)%	(56.666)%	(84.200)%
4.27065	10.083%	3.994%	(2.696)%	(10.231)%	(29.040)%	(58.430)%	(86.056)%
4.52065	8.963%	2.893%	(3.804)%	(11.367)%	(30.281)%	(60.044)%	(87.755)%
4.77065	7.952%	1.898%	(4.807)%	(12.400)%	(31.415)%	(61.528)%	(89.318)%
5.02065	7.035%	0.993%	(5.722)%	(13.345)%	(32.457)%	(62.900)%	(90.764)%
5.27065	6.197%	0.166%	(6.561)%	(14.215)%	(33.419)%	(64.174)%	(92.107)%
5.52065	5.427%	(0.594)%	(7.335)%	(15.020)%	(34.312)%	(65.362)%	(93.360)%

Based upon the above assumptions, at approximately 12.2% CPR (at an assumed purchase price of 4.52065% of the Class Notional Amount of the Class A-IO1 Certificates, excluding accrued interest, but adding accrued interest to the price for purposes of calculating yield), the pre-tax yield to the Class A-IO1 Certificates will be approximately 0%. If the rate of prepayments on the mortgage loans were to exceed such prepayment level for as little as one month, while equaling such level for all other months, the Class A-IO1 Certificateholders would not fully recoup their initial investment.

The pre-tax yields set forth in the preceding table were calculated by determining the monthly discount rates which, when applied to the assumed streams of cash flows to be paid on the Class A-IO1 Certificates, would cause the discounted present value of such assumed stream of cash flows to the purchase date of February 21, 2014 to equal the assumed purchase prices (plus accrued interest), and converting such monthly rates to CBE rates.”

19. ANNEX C – STATIC POOL INFORMATION to the prospectus supplement is replaced with Annex C attached to this supplement.

13

ANNEX C – STATIC POOL INFORMATION

The following tables set forth static pool information with respect to securitizations of residential mortgage loans comparable to the mortgage loans included in the issuing entity that were sponsored by RWT Holdings, Inc.

All data should be reviewed in light of the following notes:

Calculations:

3 month CPR = 1-(1-(current balance from two periods prior -Current period’s current balance)/(current balance from two periods prior))^(4)

Cumulative CPR = 1-(1-(current balance from first period -Current period’s current balance)/(current balance from first period))^(12/total # of periods)

See also “Static Pool Information” in the prospectus supplement for a description of how the static pool information is calculated.

SEMT 2011-1

Original Pool Characteristics

Total Stated Principal Balance	$ 296,326,815
Number of Mortgage Loans	303
Average Stated Principal Balance	$ 977,976
Weighted Average Mortgage Rate	5.048%
Weighted Average Margin (HYB 10/1s only)	1.496%
Weighted Average Remaining Term to Maturity (in Months)	352
Weighted Average FICO (by Securitized Balance)	775
Weighted Average Loan-to-Value Ratio (by Original Balance)	58.76%

Mortgage Rate Range

4.25% - 4.50%	2.81%
4.51% - 4.75%	13.32%
4.76% - 5.00%	36.43%
5.01% - 5.25%	28.09%
5.26% - 5.50%	16.42%
5.51% - UP	2.94%

Product Type

Fixed Rate 30YR	57.32%
HYB 10/1	42.68%

Interest Only Loans

Yes	42.19%
No	57.81%

C-1

Geographic Distribution

CA	56.27%
NY	8.15%
WA	5.98%
MA	4.94%
CO	2.83%
CT	2.67%
TX	1.89%
MI	1.81%
OR	1.70%
NJ	1.40%
Other	12.36%

Occupancy

Primary	94.36%
Second Home	5.41%
Investor Property	0.23%

Property Type

Single Family	75.48%
PUD Detached	10.76%
PUD Attached	4.62%
Condo High-Rise	2.87%
Cooperative Unit	2.55%
Condo Low-Rise	1.89%
2 Family	1.16%
Townhouse	0.68%

Documentation

Full Documentation	100.00%
Less than Full	0.00%

C-2

SEMT 2011-1

SEMT 2011-1	Ending Balance $	30 Day Delq #	30 Day Delq Balance $	30 Day Delq Balance %	60 Day Delq #	60 Day Delq Balance $	60 Day Delq Balance %	90+ Day Delq #	90+ Day Delq Balance $	90+ Day Delq Balance %	Cumulative Loss Amount $	Prepayment Amount $	Cumulative Prepayment Amount $	3 Month CPR	Cumulative CPR
Mar-11	290,718,718	0	-	0.00%	0	-	0.00%	0	-	0.00%	0.00	4,503,047	4,503,047		17.54
Apr-11	289,721,974	0	-	0.00%	0	-	0.00%	0	-	0.00%	0.00	788,314	5,291,361		20.90
May-11	288,472,204	0	-	0.00%	0	-	0.00%	0	-	0.00%	0.00	1,040,650	6,332,010	9.09	13.34
Jun-11	287,968,144	0	-	0.00%	0	-	0.00%	0	-	0.00%	0.00	295,090	6,627,101	3.73	9.74
Jul-11	285,275,783	0	-	0.00%	0	-	0.00%	0	-	0.00%	0.00	2,482,355	9,109,455	6.00	9.97
Aug-11	283,534,803	0	-	0.00%	0	-	0.00%	0	-	0.00%	0.00	1,530,753	10,640,208	6.67	9.40
Sep-11	279,870,735	0	-	0.00%	0	-	0.00%	0	-	0.00%	0.00	3,452,790	14,092,998	10.78	10.26
Oct-11	271,994,742	0	-	0.00%	0	-	0.00%	0	-	0.00%	0.00	7,666,545	21,759,543	17.36	13.21
Nov-11	257,669,654	0	-	0.00%	0	-	0.00%	0	-	0.00%	0.00	14,117,903	35,877,446	31.79	18.55
Dec-11	248,462,206	1	592,315	0.23%	0	-	0.00%	0	-	0.00%	0.00	9,004,975	44,882,421	37.88	20.62
Jan-12	229,298,031	0	-	0.00%	0	-	0.00%	0	-	0.00%	0.00	18,964,766	63,847,187	49.49	26.22
Feb-12	216,298,512	0	-	0.00%	0	-	0.00%	0	-	0.00%	0.00	12,810,450	76,657,637	50.35	28.83
Mar-12	209,728,983	1	574,299	0.27%	0	-	0.00%	0	-	0.00%	0.00	6,386,295	83,043,932	49.23	29.01
Apr-12	202,848,143	0	-	0.00%	0	-	0.00%	0	-	0.00%	0.00	6,699,486	89,743,418	38.75	29.32
May-12	191,776,008	0	-	0.00%	0	-	0.00%	0	-	0.00%	0.00	10,895,577	100,638,995	38.20	30.95
Jun-12	181,118,396	0	-	0.00%	0	-	0.00%	0	-	0.00%	0.00	10,490,142	111,129,138	44.38	32.39
Jul-12	174,355,380	0	-	0.00%	0	-	0.00%	0	-	0.00%	0.00	6,607,179	117,736,317	45.42	32.67
Aug-12	165,547,136	0	-	0.00%	0	-	0.00%	0	-	0.00%	0.00	8,653,526	126,389,843	44.47	33.56
Sep-12	151,169,125	0	-	0.00%	0	-	0.00%	0	-	0.00%	0.00	14,229,944	140,619,787	51.47	36.03
Oct-12	141,439,046	0	-	0.00%	0	-	0.00%	0	-	0.00%	0.00	9,591,007	150,210,794	56.70	37.20
Nov-12	131,200,151	0	-	0.00%	0	-	0.00%	0	-	0.00%	0.00	10,108,588	160,319,382	60.55	38.56
Dec-12	120,562,228	0	-	0.00%	0	-	0.00%	0	-	0.00%	0.00	10,516,203	170,835,586	59.54	40.08
Jan-13	106,831,916	0	-	0.00%	0	-	0.00%	0	-	0.00%	0.00	13,618,017	184,453,603	67.45	42.58
Feb-13	99,351,579	1	581,033	0.58%	0	-	0.00%	0	-	0.00%	0.00	7,378,502	191,832,105	67.12	43.37
Mar-13	91,448,514	0	-	0.00%	1	581,033	0.63%	0	-	0.00%	0.00	7,807,171	199,639,276	66.90	44.36
Apr-13	83,929,436	0	-	0.00%	0	-	0.00%	1	581,033	0.69%	0.00	7,426,909	207,066,186	61.91	45.34
May-13	75,835,271	1	520,552	0.68%	0	-	0.00%	0	-	0.00%	0.00	8,010,983	215,077,168	66.05	46.62
Jun-13	73,720,090	0	-	0.00%	0	-	0.00%	0	-	0.00%	0.00	2,037,953	217,115,121	57.77	46.04
Jul-13	68,867,672	0	-	0.00%	0	-	0.00%	0	-	0.00%	0.00	4,775,505	221,890,626	54.67	46.43
Aug-13	63,585,806	0	-	0.00%	0	-	0.00%	0	-	0.00%	0.00	5,209,136	227,099,762	50.57	47.04
Sep-13	61,509,537	0	-	0.00%	0	-	0.00%	0	-	0.00%	0.00	2,004,602	229,104,364	51.54	46.62
Oct-13	61,272,401	0	-	0.00%	0	-	0.00%	0	-	0.00%	0.00	167,532	229,271,896	37.34	45.61
Nov-13	57,623,589	0	-	0.00%	0	-	0.00%	0	-	0.00%	0.00	3,578,205	232,850,101	32.55	45.82
Dec-13	56,041,889	0	-	0.00%	0	-	0.00%	0	-	0.00%	0.00	1,512,862	234,362,963	31.09	45.36
Jan-14	54,500,586	0	-	0.00%	0	-	0.00%	0	-	0.00%	0.00	1,474,347	235,837,310	37.40	44.93

C-3

SEMT 2011-2

Original Pool Characteristics

Total Stated Principal Balance	$375,227,254
Number of Mortgage Loans	473
Average Stated Principal Balance	$793,292
Weighted Average Mortgage Rate	4.882%
Weighted Average Remaining Term to Maturity (in Months)	351
Weight Average FICO (by Securitized Balance)	773
Weighted Average Loan-to-Value Ratio (by Original Balance)	60.71%

Mortgage Rate Range

3.50% - 4.00%	3.12%
4.01% - 4.50%	12.72%
4.51% - 5.00%	47.66%
5.01% - 5.50%	35.29%
5.51% - 6.00%	1.21%
>6.00%	0.00%

Product Type

Fixed Rate 30YR	100.00%

Interest Only Loans

Yes	0.95%
No	99.05%

Geographic Distribution

CA	53.64%
NY	7.20%
MA	6.35%
GA	3.74%
TX	3.05%
FL	2.57%
WA	2.31%
NJ	2.24%
OR	1.98%
AZ	1.97%
Other	14.96%

Occupancy

Primary	95.12%
Second Home	3.84%
Investor Property	1.04%

Property Type

Single Family	72.28%
PUD Detached	8.09%
PUD Attached	7.96%
Cooperative Unit	4.26%
Condo High-Rise	4.04%
Condo Low-Rise	1.72%
2-4 Family	1.66%

Documentation

Full Documentation	100.00%
Less than Full	0.00%

C-4

SEMT 2011-2	Ending Balance $	30 Day Delq #	30 Day Delq Balance $	30 Day Delq Balance %	60 Day Delq #	60 Day Delq Balance $	60 Day Delq Balance %	90+ Day Delq #	90+ Day Delq Balance $	90+ Day Delq Balance %	Cumulative Loss Amount $	Prepayment Amount $	Cumulative Prepayment Amount $	3 Month CPR	Cumulative CPR
Oct-11	366,017,512	0	-	0.00%	0	-	0.00%	0	-	0.00%	0.00	8,725,118	8,725,118		25.79
Nov-11	356,234,340	0	-	0.00%	0	-	0.00%	0	-	0.00%	0.00	9,305,670	18,030,787		46.38
Dec-11	351,647,249	0	0	0.00%	0	0	0.00%	0	0	0.00%	0.00	4,117,991	4,117,991	22.87	32.26
Jan-12	344,268,889	0	0	0.00%	0	0	0.00%	0	0	0.00%	0.00	6,913,341	11,031,332	21.73	29.14
Feb-12	336,587,797	0	0	0.00%	0	0	0.00%	0	0	0.00%	0.00	7,220,467	18,251,799	20.30	27.82
Mar-12	320,815,358	0	0	0.00%	0	0	0.00%	0	0	0.00%	0.00	15,315,660	33,567,459	30.72	31.34
Apr-12	311,187,100	1	1,057,779	0.33%	0	0	0.00%	0	0	0.00%	0.00	9,191,839	42,759,298	33.24	31.22
May-12	297,074,923	0	0	0.00%	0	0	0.00%	0	0	0.00%	0.00	13,686,476	56,445,774	39.32	32.99
Jun-12	285,950,712	0	0	0.00%	0	0	0.00%	0	0	0.00%	0.00	10,714,287	67,160,061	36.88	33.47
Jul-12	281,331,875	0	0	0.00%	0	0	0.00%	0	0	0.00%	0.00	4,216,898	71,376,958	33.20	31.89
Aug-12	271,344,069	0	0	0.00%	0	0	0.00%	0	0	0.00%	0.00	9,590,287	80,967,246	30.40	32.22
Sep-12	257,605,213	0	0	0.00%	0	0	0.00%	0	0	0.00%	0.00	13,352,593	94,319,839	34.14	33.65
Oct-12	240,660,034	0	0	0.00%	0	0	0.00%	0	0	0.00%	0.00	16,576,155	110,895,994	46.45	35.86
Nov-12	221,883,799	0	0	0.00%	0	0	0.00%	0	0	0.00%	0.00	18,434,886	129,330,880	55.29	38.43
Dec-12	212,684,793	0	0	0.00%	0	0	0.00%	0	0	0.00%	0.00	8,883,510	138,214,390	53.53	38.53
Jan-13	197,094,563	0	0	0.00%	0	0	0.00%	0	0	0.00%	0.00	15,285,765	153,500,155	55.01	40.25
Feb-13	183,177,848	0	0	0.00%	0	0	0.00%	0	0	0.00%	0.00	13,629,535	167,129,690	53.55	41.60
Mar-13	168,617,488	0	0	0.00%	1	786,378	0.46%	0	0	0.00%	0.00	14,296,767	181,426,457	60.49	43.14
Apr-13	159,084,943	0	0	0.00%	0	0	0.00%	1	786,378	0.49%	0.00	9,289,580	190,716,036	57.56	43.56
May-13	151,359,418	0	0	0.00%	0	0	0.00%	0	0	0.00%	0.00	7,495,163	198,211,200	53.38	43.64
Jun-13	140,208,238	0	0	0.00%	0	0	0.00%	0	0	0.00%	0.00	10,929,251	209,140,451	52.19	44.60
Jul-13	135,399,923	0	0	0.00%	0	0	0.00%	0	0	0.00%	0.00	4,598,986	213,739,437	47.52	44.15
Aug-13	128,143,640	0	0	0.00%	0	0	0.00%	0	0	0.00%	0.00	7,051,285	220,790,722	48.63	44.35
Sep-13	119,722,246	1	779,152	0.65%	0	0	0.00%	0	0	0.00%	0.00	8,228,013	229,018,735	46.84	44.90
Oct-13	116,562,189	1	778,100	0.66%	0	0	0.00%	0	0	0.00%	0.00	2,979,114	231,997,849	45.08	44.26
Nov-13	112,999,809	1	777,046	0.68%	0	0	0.00%	0	0	0.00%	0.00	3,385,406	235,383,255	39.53	43.79
Dec-13	110,574,148	0	0	0.00%	0	0	0.00%	0	0	0.00%	0.00	2,252,906	237,636,161	27.24	43.10
Jan-14	108,977,835	0	0	0.00%	1	775,987	0.71%	0	0	0.00%	0.00	1,426,249	239,062,410	23.59	42.28

C-5

SEMT 2012-1

Original Pool Characteristics

Total Stated Principal Balance	$415,728,134
Number of Mortgage Loans	446
Average Stated Principal Balance	$932,126
Weighted Average Mortgage Rate	4.549%
Weighted Average Margin (by Securitized Balance) (HYB only)	1.783%
Weighted Average Remaining Term to Maturity (in Months by Securitized Balance)	325
Weighted Average FICO (by Securitized Balance)	770
Weighted Average Loan-to-Value Ratio (by Original Balance)	62.80%

Mortgage Rate Range

2.51% - 3.00%	0.49%
3.01% - 3.50%	1.28%
3.51% - 4.00%	15.35%
4.01% - 4.50%	23.69%
4.51% - 5.00%	49.05%
5.01% - 5.50%	10.13%
>5.50%	0.00%

Product Type

Fixed Rate 15YR	16.62%
Fixed Rate 30YR	52.88%
HYB 5/1	4.04%
HYB 7/1	3.01%
HYB 10/1	23.45%

Interest Only Loans

Yes	22.59%
No	77.41%

Geographic Distribution

CA	48.57%
NY	11.01%
TX	10.80%
IL	3.98%
MA	3.78%
WA	2.75%
CO	2.73%
FL	1.99%
NJ	1.42%
CT	1.41%
Other	11.56%

Occupancy

Primary	89.74%
Second Home	8.27%
Investor Property	1.98%

Property Type

Single Family	67.48%
PUD	19.30%
Condominium	9.40%
Cooperative Unit	2.21%
2-4 Family	1.61%

Documentation

Full Documentation	100.00%
Less than Full	0.0%

C-6

SEMT 2012-1	Ending Balance $	30 Day Delq #	30 Day Delq Balance $	30 Day Delq Balance %	60 Day Delq #	60 Day Delq Balance $	60 Day Delq Balance %	90+ Day Delq #	90+ Day Delq Balance $	90+ Day Delq Balance %	Cumulative Loss Amount $	Prepayment Amount $	Cumulative Prepayment Amount $	3 Month CPR	Cumulative CPR
Feb-12	412,202,072	0	-	0.00%	0	-	0.00%	0	-	0.00%	0.00	2,898,763	2,898,763		9.72
Mar-12	407,846,775	2	1,919,324	0.46%	0	-	0.00%	0	-	0.00%	0.00	3,727,240	6,626,003		20.52
Apr-12	400,686,739	0	-	0.00%	0	-	0.00%	0	-	0.00%	0.00	6,536,645	13,162,647	13.71	19.84
May-12	395,577,690	0	-	0.00%	0	-	0.00%	0	-	0.00%	0.00	4,489,730	17,652,377	15.18	18.02
Jun-12	388,532,426	0	-	0.00%	0	-	0.00%	0	-	0.00%	0.00	6,426,735	24,079,113	17.64	18.37
Jul-12	380,446,563	0	-	0.00%	0	-	0.00%	0	-	0.00%	0.00	7,470,434	31,549,546	18.73	19.17
Aug-12	370,670,663	1	880,989	0.23%	0	-	0.00%	0	-	0.00%	0.00	9,162,630	40,712,177	22.91	20.50
Sep-12	362,632,559	1	1,200,694	0.33%	0	-	0.00%	0	-	0.00%	0.00	7,437,314	48,149,490	24.11	20.88
Oct-12	345,207,634	0	-	0.00%	0	-	0.00%	0	-	0.00%	0.00	16,832,850	64,982,340	32.21	24.33
Nov-12	333,324,402	0	-	0.00%	0	-	0.00%	0	-	0.00%	0.00	11,308,311	76,290,651	34.61	25.51
Dec-12	317,216,323	0	-	0.00%	0	-	0.00%	0	-	0.00%	0.00	15,555,215	91,845,866	41.45	27.71
Jan-13	297,185,541	0	-	0.00%	0	-	0.00%	0	-	0.00%	0.00	19,505,229	111,351,095	45.07	30.66
Feb-13	279,076,177	0	-	0.00%	0	-	0.00%	0	-	0.00%	0.00	17,601,251	128,952,346	50.86	32.87
Mar-13	263,903,044	0	-	0.00%	0	-	0.00%	0	-	0.00%	0.00	14,684,604	143,636,950	52.10	34.26
Apr-13	248,208,835	0	-	0.00%	0	-	0.00%	0	-	0.00%	0.00	15,229,791	158,866,741	51.34	35.73
May-13	237,135,171	1	493,065	0.20%	0	-	0.00%	0	-	0.00%	0.00	10,638,321	169,505,062	47.87	36.18
Jun-13	224,218,554	0	-	0.00%	0	-	0.00%	0	-	0.00%	0.00	12,484,380	181,989,442	47.89	37.06
Jul-13	213,227,290	0	-	0.00%	0	-	0.00%	0	-	0.00%	0.00	10,576,937	192,566,379	45.54	37.58
Aug-13	203,258,581	0	-	0.00%	0	-	0.00%	0	-	0.00%	0.00	9,568,333	202,134,712	46.02	37.94
Sep-13	196,889,693	0	-	0.00%	0	-	0.00%	0	-	0.00%	0.00	5,978,077	208,112,789	40.54	37.63
Oct-13	193,641,014	0	-	0.00%	0	-	0.00%	0	-	0.00%	0.00	2,863,709	210,976,498	31.98	36.77
Nov-13	187,098,556	0	0	0.00%	0	0	0.00%	0	0	0.00%	0.00	6,160,262	217,136,760	28.21	36.63
Dec-13	185,169,535	1	603,086	0.32%	0	0	0.00%	0	0	0.00%	0.00	1,560,945	218,697,705	21.77	35.67
Jan-14	181,668,291	0	0	0.00%	0	0	0.00%	0	0	0.00%	0.00	3,132,180	221,829,885	22.53	35.07

C-7

SEMT 2012-2

Original Pool Characteristics

Total Stated Principal Balance	$327,935,218
Number of Mortgage Loans	366
Average Stated Principal Balance	$895,998
Weighted Average Mortgage Rate	4.603%
Weighted Average Remaining Term to Maturity (in Months by Securitized Balance)	325
Weighted Average FICO (by Securitized Balance)	769
Weighted Average Loan-to-Value Ratio (by Original Balance)	63.50%

Mortgage Rate Range

3.51% - 4.00%	1.66%
4.01% - 4.50%	38.97%
4.51% - 5.00%	50.05%
5.01% - 5.50%	9.23%
>5.500%	0.08%

Product Type

Fixed Rate 30YR	100.00%

Interest Only Loans

Yes	10.02%
No	89.98%

Geographic Distribution

CA	49.61%
TX	11.82%
NY	7.95%
MA	4.25%
IL	3.32%
NJ	2.57%
FL	2.25%
OR	1.92%
WA	1.90%
CO	1.43%
Other	12.99%

Occupancy

Primary	92.25%
Second Home	5.68%
Investor Property	2.07%

Property Type

Single Family	69.51%
PUD Detached	16.00%
Condo High-Rise	4.86%
PUD Attached	3.12%
Cooperative Unit	3.09%
2 Family	1.91%
Condo Low-Rise	1.03%
4 Family	0.48%

Documentation

Full Documentation	100.00%

C-8

SEMT 2012-2	Ending Balance $	30 Day Delq #	30 Day Delq Balance $	30 Day Delq Balance %	60 Day Delq #	60 Day Delq Balance $	60 Day Delq Balance %	90+ Day Delq #	90+ Day Delq Balance $	90+ Day Delq Balance %	Cumulative Loss Amount $	Prepayment Amount $	Cumulative Prepayment Amount $	3 Month CPR	Cumulative CPR
Apr-12	325,097,242	0	0	0.00%	0	0	0.00%	0	0	0.00%	0.00	2,447,686	2,447,686		9.90
May-12	322,971,627	0	0	0.00%	0	0	0.00%	0	0	0.00%	0.00	1,736,414	4,184,100		16.72
Jun-12	321,388,870	0	0	0.00%	0	0	0.00%	0	0	0.00%	0.00	1,192,869	5,376,970	7.75	11.40
Jul-12	320,630,016	0	0	0.00%	0	0	0.00%	0	0	0.00%	0.00	367,226	5,744,195	5.38	8.62
Aug-12	312,209,745	0	0	0.00%	0	0	0.00%	0	0	0.00%	0.00	8,026,024	13,770,219	12.68	13.71
Sep-12	304,353,532	0	0	0.00%	0	0	0.00%	0	0	0.00%	0.00	7,470,724	21,240,944	19.58	16.40
Oct-12	292,378,792	0	0	0.00%	0	0	0.00%	0	0	0.00%	0.00	11,594,545	32,835,489	30.85	20.51
Nov-12	288,923,641	0	0	0.00%	0	0	0.00%	0	0	0.00%	0.00	3,090,299	35,925,788	26.66	19.52
Dec-12	272,346,518	0	0	0.00%	0	0	0.00%	0	0	0.00%	0.00	16,214,484	52,140,272	35.88	24.32
Jan-13	257,591,728	0	0	0.00%	0	0	0.00%	0	0	0.00%	0.00	14,407,439	66,547,711	39.75	27.52
Feb-13	243,685,056	0	0	0.00%	0	0	0.00%	0	0	0.00%	0.00	13,574,308	80,122,019	49.40	29.98
Mar-13	232,666,575	0	0	0.00%	0	0	0.00%	0	0	0.00%	0.00	10,705,061	90,827,080	46.73	31.23
Apr-13	220,806,705	1	590,086	0.26%	0	0	0.00%	0	0	0.00%	0.00	11,559,723	102,386,804	46.01	32.67
May-13	213,644,621	0	0	0.00%	0	0	0.00%	0	0	0.00%	0.00	6,878,000	109,264,803	40.92	32.67
Jun-13	198,805,285	0	0	0.00%	0	0	0.00%	0	0	0.00%	0.00	14,560,101	123,824,905	46.69	34.88
Jul-13	192,987,062	1	587,882	0.30%	0	0	0.00%	0	0	0.00%	0.00	5,554,797	129,379,702	41.65	34.57
Aug-13	187,015,228	0	0	0.00%	0	0	0.00%	0	0	0.00%	0.00	5,712,615	135,092,317	41.29	34.38
Sep-13	184,125,877	0	0	0.00%	0	0	0.00%	0	0	0.00%	0.00	2,634,630	137,726,947	26.42	33.46
Oct-13	182,701,876	0	0	0.00%	0	0	0.00%	0	0	0.00%	0.00	1,171,696	138,898,643	19.67	32.29
Nov-13	180,611,415	0	0	0.00%	0	0	0.00%	0	0	0.00%	0.00	1,838,149	140,736,792	13.01	31.39
Dec-13	179,973,583	0	0	0.00%	0	0	0.00%	0	0	0.00%	0.00	386,110	141,122,902	8.72	30.23
Jan-14	177,908,706	0	0	0.00%	0	0	0.00%	0	0	0.00%	0.00	1,812,475	142,935,377	10.09	29.49

C-9

SEMT 2012-3

Original Pool Characteristics

Total Stated Principal Balance	$293,590,499
Number of Mortgage Loans	331
Average Stated Principal Balance	$886,980
Weighted Average Mortgage Rate	4.466%
Weighted Average Remaining Term to Maturity (in Months by Securitized Balance)	360
Weighted Average FICO (by Securitized Balance)	768
Weighted Average Loan-to-Value Ratio (by Original Balance)	67.07%

Mortgage Rate Range

3.51% - 4.00%	0.77%
4.01% - 4.50%	65.47%
4.51% - 5.00%	33.56%
5.01% - 5.50%	0.19%
>5.00%	0.00%

Product Type

Fixed Rate 30YR	100.00%

Interest Only Loans

Yes	5.17%
No	94.83%

Geographic Distribution

CA	49.22%
TX	12.63%
NY	5.31%
WA	4.22%
MA	3.86%
CT	3.45%
FL	3.29%
IL	2.36%
MD	1.56%
CO	1.33%
Other	12.76%

Occupancy

Primary	94.13%
Second Home	3.91%
Investor Property	1.96%

Property Type

Single Family	73.53%
PUD Detached	15.93%
Condo High-Rise	3.35%
PUD Attached	1.44%
Condo Low-Rise	2.56%
2 -4 Family	2.21%
Cooperative Unit	0.99%

Documentation

Full Documentation	100.00%
Less than Full	0.00%
C-10

SEMT 2012-3	Ending Balance $	30 Day Delq #	30 Day Delq Balance $	30 Day Delq Balance %	60 Day Delq #	60 Day Delq Balance $	60 Day Delq Balance %	90+ Day Delq #	90+ Day Delq Balance $	90+ Day Delq Balance %	Cumulative Loss Amount $	Prepayment Amount $	Cumulative Prepayment Amount $	3 Month CPR	Cumulative CPR
Jul-12	291,796,996	0	0	0.00%	0	0	0.00%	0	0	0.00%	0.00	1,419,771	1,419,771		7.09
Aug-12	291,349,873	3	2,549,726	0.87%	0	0	0.00%	0	0	0.00%	0.00	73,658	1,493,429		8.78
Sep-12	288,825,060	0	0	0.00%	0	0	0.00%	0	0	0.00%	0.00	2,149,690	3,643,119	6.34	9.35
Oct-12	282,571,860	0	0	0.00%	0	0	0.00%	0	0	0.00%	0.00	5,879,394	9,522,513	12.06	14.19
Nov-12	277,932,075	0	0	0.00%	0	0	0.00%	0	0	0.00%	0.00	4,271,266	13,793,779	17.19	15.16
Dec-12	271,377,172	0	0	0.00%	0	0	0.00%	0	0	0.00%	0.00	6,187,002	19,980,781	22.06	17.21
Jan-13	264,981,268	0	0	0.00%	0	0	0.00%	0	0	0.00%	0.00	6,034,762	26,015,543	22.67	18.54
Feb-13	253,842,050	0	0	0.00%	0	0	0.00%	0	0	0.00%	0.00	10,784,641	36,800,184	30.42	22.07
Mar-13	240,658,906	0	0	0.00%	0	0	0.00%	0	0	0.00%	0.00	12,840,955	49,641,139	38.15	25.79
Apr-13	231,316,513	0	0	0.00%	0	0	0.00%	0	0	0.00%	0.00	9,016,499	58,657,638	41.93	27.23
May-13	217,910,512	0	0	0.00%	0	0	0.00%	0	0	0.00%	0.00	13,090,703	71,748,341	45.69	30.07
Jun-13	216,038,247	1	1,967,562	0.90%	0	0	0.00%	0	0	0.00%	0.00	1,574,224	73,322,564	35.06	28.44
Jul-13	206,270,725	0	0	0.00%	0	0	0.00%	0	0	0.00%	0.00	9,470,167	82,792,731	36.77	29.74
Aug-13	202,871,014	1	1,471,662	0.72%	0	0	0.00%	0	0	0.00%	0.00	3,111,294	85,904,025	24.88	28.91
Sep-13	202,549,711	0	0	0.00%	0	0	0.00%	0	0	0.00%	0.00	35,558	85,939,583	22.73	27.25
Oct-13	201,465,017	0	0	0.00%	0	0	0.00%	0	0	0.00%	0.00	797,760	86,737,343	9.00	26.01
Nov-13	199,110,111	0	0	0.00%	0	0	0.00%	0	0	0.00%	0.00	2,067,274	88,804,617	7.21	25.27
Dec-13	197,938,677	1	543,838	0.27%	0	0	0.00%	0	0	0.00%	0.00	885,218	89,689,835	8.80	24.29
Jan-14	197,425,377	0	0	0.00%	0	0	0.00%	0	0	0.00%	0.00	227,024	89,916,859	7.78	23.24

C-11

SEMT 2012-4

Original Pool Characteristics

Total Stated Principal Balance	$313,225,626
Number of Mortgage Loans	372
Average Stated Principal Balance	$842,004
Weighted Average Mortgage Rate	4.355%
Weighted Average Remaining Term to Maturity (in Months by Securitized Balance)	333
Weighted Average FICO (by Securitized Balance)	774
Weighted Average Loan-to-Value Ratio (by Original Balance)	66.38%

Mortgage Rate Range

3.00% - 3.50%	0.21%
3.51% - 4.00%	12.18%
4.01% - 4.50%	67.22%
4.51% - 5.00%	19.98%
5.01% - 5.25%	0.40%

Product Type

Fixed Rate 30YR	86.75%
Fixed Rate 15YR	12.15%
Fixed Rate 20YR	1.09%

Interest Only Loans

Yes	6.97%
No	93.03%

Geographic Distribution

CA	43.19%
TX	15.56%
IL	5.05%
MA	4.75%
FL	3.07%
WA	3.00%
NY	2.93%
CO	2.59%
AZ	2.31%
MD	1.85%
Other	15.70%

Occupancy

Primary	94.12%
Second Home	5.07%
Investor Property	0.81%

Property Type

Single Family	69.07%
Planned Unit Development	20.68%
Condominium	7.12%
Cooperative Unit	1.95%
2 -4 Family	1.17%

Documentation

Full Documentation	100.00%
Less than Full	0.00%

C-12

SEMT 2012-4	Ending Balance $	30 Day Delq #	30 Day Delq Balance $	30 Day Delq Balance %	60 Day Delq #	60 Day Delq Balance $	60 Day Delq Balance %	90+ Day Delq #	90+ Day Delq Balance $	90+ Day Delq Balance %	Cumulative Loss Amount $	Prepayment Amount $	Cumulative Prepayment Amount $	3 Month CPR	Cumulative CPR
Oct-12	311,445,972	4	4,196,792	1.34%	0	0	0.00%	0	0	0.00%	0.00	1,196,013	1,196,013		6.61
Nov-12	305,746,603	2	1,320,814	0.43%	0	0	0.00%	0	0	0.00%	0.00	5,186,625	6,382,638		25.17
Dec-12	303,888,849	0	0	0.00%	0	0	0.00%	0	0	0.00%	0.00	1,346,252	7,728,891	11.40	16.60
Jan-13	297,536,045	1	526,313	0.17%	0	0	0.00%	0	0	0.00%	0.00	5,844,271	13,573,162	16.70	18.58
Feb-13	292,336,896	0	0	0.00%	0	0	0.00%	0	0	0.00%	0.00	4,704,319	18,277,481	16.42	18.70
Mar-13	274,436,646	0	0	0.00%	0	0	0.00%	0	0	0.00%	0.00	17,408,392	35,685,873	33.49	27.19
Apr-13	267,473,577	0	0	0.00%	0	0	0.00%	0	0	0.00%	0.00	6,497,496	42,183,369	34.69	27.08
May-13	260,326,851	0	0	0.00%	0	0	0.00%	0	0	0.00%	0.00	6,687,513	48,870,882	37.12	27.18
Jun-13	249,627,386	1	745,597	0.29%	0	0	0.00%	0	0	0.00%	0.00	10,256,736	59,127,618	31.55	28.85
Jul-13	245,266,401	0	0	0.00%	0	0	0.00%	0	0	0.00%	0.00	3,933,656	63,061,274	29.30	27.83
Aug-13	236,346,092	1	520,753	0.22%	0	0	0.00%	0	0	0.00%	0.00	8,493,768	71,555,042	32.06	28.68
Sep-13	231,842,317	0	0	0.00%	0	0	0.00%	0	0	0.00%	0.00	4,093,696	75,648,738	25.60	27.98
Oct-13	229,781,264	0	0	0.00%	0	0	0.00%	0	0	0.00%	0.00	1,654,948	77,303,686	22.96	26.64
Nov-13	227,912,924	1	1,075,591	0.47%	0	0	0.00%	0	0	0.00%	0.00	1,459,558	78,763,244	13.53	25.44
Dec-13	226,695,671	0	0	0.00%	0	0	0.00%	0	0	0.00%	0.00	808,791	79,572,035	8.59	24.20
Jan-14	223,514,420	1	975,648	0.43%	0	0	0.00%	0	0	0.00%	0.00	2,771,646	82,343,681	10.47	23.66

C-13

SEMT 2012-5

Original Pool Characteristics

Total Stated Principal Balance	$320,339,050
Number of Mortgage Loans	390
Average Stated Principal Balance	$821,382
Weighted Average Mortgage Rate	4.214%
Weighted Average Remaining Term to Maturity (in Months by Securitized Balance)	357
Weighted Average FICO (by Securitized Balance)	770
Weighted Average Loan-to-Value Ratio (by Original Balance)	67.52%

Mortgage Rate Range

3.51% - 4.00%	21.08%
4.01% - 4.50%	74.13%
4.51% - 5.00%	4.06%

Product Type

Fixed Rate 30YR	99.40%
Fixed Rate 20YR	0.60%

Interest Only Loans

Yes	4.89%
No	95.11%

Geographic Distribution

CA	44.00%
TX	13.44%
WA	5.84%
CO	4.54%
MA	4.22%
NY	4.03%
AZ	2.77%
CT	2.61%
GA	2.47%
IL	2.12%
Other	13.96%

Occupancy

Primary	94.32%
Second Home	4.08%
Investor Property	1.60%

Property Type

Single Family	63.29%
Planned Unit Development	27.49%
Condominium	5.10%
2 -4 Family	2.68%
Cooperative Unit	1.46%

Documentation

Full Documentation	100.00%
Less than Full	0.00%

C-14

SEMT 2012-5	Ending Balance $	30 Day Delq #	30 Day Delq Balance $	30 Day Delq Balance %	60 Day Delq #	60 Day Delq Balance $	60 Day Delq Balance %	90+ Day Delq #	90+ Day Delq Balance $	90+ Day Delq Balance %	Cumulative Loss Amount $	Prepayment Amount $	Cumulative Prepayment Amount $	3 Month CPR	Cumulative CPR
Nov-12	319,640,528	1	1,247,086	0.38%	0	0	0.00%	0	0	0.00%	0.00	268,335	268,335		2.59
Dec-12	319,162,100	1	710,533	0.22%	0	0	0.00%	0	0	0.00%	0.00	46,505	314,839		4.32
Jan-13	316,659,175	1	557,477	0.17%	0	0	0.00%	0	0	0.00%	0.00	2,069,329	2,384,168	4.52	6.70
Feb-13	310,719,260	1	752,793	0.24%	0	0	0.00%	0	0	0.00%	0.00	5,506,734	7,890,902	10.71	11.48
Mar-13	303,686,310	1	439,864	0.14%	0	0	0.00%	0	0	0.00%	0.00	6,605,900	14,496,802	18.03	14.80
Apr-13	301,562,385	0	0	0.00%	0	0	0.00%	0	0	0.00%	0.00	1,705,072	16,201,874	17.75	13.49
May-13	292,650,309	0	0	0.00%	0	0	0.00%	0	0	0.00%	0.00	8,492,499	24,694,373	21.31	16.54
Jun-13	287,430,567	0	0	0.00%	0	0	0.00%	0	0	0.00%	0.00	4,811,593	29,505,967	19.75	16.96
Jul-13	285,257,797	1	437,298	0.15%	0	0	0.00%	0	0	0.00%	0.00	1,769,088	31,275,055	19.94	15.97
Aug-13	280,863,428	0	0	0.00%	0	0	0.00%	0	0	0.00%	0.00	3,992,456	35,267,511	15.16	16.08
Sep-13	279,056,815	0	0	0.00%	0	0	0.00%	0	0	0.00%	0.00	1,409,663	36,677,174	11.15	15.26
Oct-13	277,937,669	0	0	0.00%	0	0	0.00%	0	0	0.00%	0.00	722,669	37,399,843	9.88	14.35
Nov-13	275,353,780	0	0	0.00%	0	0	0.00%	0	0	0.00%	0.00	707,118	38,106,961	7.62	14.04
Dec-13	273,971,543	2	1,176,026	0.42%	0	0	0.00%	0	0	0.00%	0.00	1,517,683	39,624,644	7.09	13.44
Jan-14	271,899,706	2	964,663	0.35%	0	0	0.00%	0	0	0.00%	0.00	1,675,158	41,299,802	6.43	13.11

C-15

SEMT 2012-6

Original Pool Characteristics

Total Stated Principal Balance	$301,462,461
Number of Mortgage Loans	358
Average Stated Principal Balance	$842,074
Weighted Average Mortgage Rate	4.079%
Weighted Average Remaining Term to Maturity (in Months by Securitized Balance)	356
Weighted Average FICO (by Securitized Balance)	771
Weighted Average Loan-to-Value Ratio (by Original Balance)	66.68%

Mortgage Rate Range

3.25% - 3.50%	1.62%
3.51% - 4.00%	48.43%
4.01% - 4.50%	47.94%
4.51% - 5.00%	2.01%

Product Type

Fixed Rate 30YR	2.02%
Fixed Rate 20YR	97.98%

Interest Only Loans

Yes	1.59%
No	98.41%

Geographic Distribution

CA	44.90%
TX	10.74%
WA	6.24%
MA	5.66%
CO	5.44%
NY	3.71%
AZ	3.01%
GA	2.99%
IL	1.94%
VA	1.66%
Other	13.71%

Occupancy

Primary	95.07%
Second Home	4.12%
Investor Property	0.82%

Property Type

Single Family	69.24%
Planned Unit Development	23.12%
Condominium	4.64%
2 -4 Family	1.89%
Cooperative Unit	1.11%

Documentation

Full Documentation	100.00%
Less than Full	0.00%

C-16

SEMT 2012-6	Ending Balance $	30 Day Delq #	30 Day Delq Balance $	30 Day Delq Balance %	60 Day Delq #	60 Day Delq Balance $	60 Day Delq Balance %	90+ Day Delq #	90+ Day Delq Balance $	90+ Day Delq Balance %	Cumulative Loss Amount $	Prepayment Amount $	Cumulative Prepayment Amount $	3 Month CPR	Cumulative CPR
Dec-12	301,002,659	0	0	0.00%	0	0	0.00%	0	0	0.00%	0.00	27,500	27,500		1.82
Jan-13	300,522,678	3	3,861,349	1.28%	0	0	0.00%	0	0	0.00%	0.00	46,122	73,622		3.68
Feb-13	299,325,481	1	673,095	0.22%	0	0	0.00%	1	489,866	0.16%	0.00	761,714	835,336	2.81	4.18
Mar-13	294,007,895	1	996,123	0.33%	0	0	0.00%	1	489,150	0.16%	0.00	4,880,728	5,716,064	8.98	9.53
Apr-13	289,858,197	2	1,858,486	0.64%	0	0	0.00%	1	488,432	0.16%	0.00	3,717,850	9,433,914	13.46	11.11
May-13	283,437,191	1	1,268,934	0.44%	0	0	0.00%	1	487,711	0.17%	0.00	5,992,845	15,426,760	19.60	13.75
Jun-13	276,698,421	1	487,774	0.17%	0	0	0.00%	1	486,988	0.17%	0.00	6,317,513	21,744,273	21.55	15.75
Jul-13	274,933,635	0	0	0.00%	0	0	0.00%	1	486,262	0.17%	0.00	1,350,636	23,094,909	19.06	14.61
Aug-13	274,248,331	0	0	0.00%	0	0	0.00%	1	485,534	0.17%	0.00	271,402	23,366,311	12.35	13.23
Sep-13	271,872,516	0	0	0.00%	0	0	0.00%	1	484,804	0.17%	0.00	1,959,620	25,325,931	6.80	12.87
Oct-13	271,426,184	0	0	0.00%	0	0	0.00%	0	0	0.00%	0.00	31,643	25,357,574	5.01	11.83
Nov-13	267,310,958	0	0	0.00%	0	0	0.00%	1	483,336	0.18%	0.00	2,017,828	27,375,402	9.74	12.29
Dec-13	266,240,684	1	620,831	0.23%	0	0	0.00%	1	482,598	0.18%	0.00	657,842	28,033,244	8.03	11.68
Jan-14	264,200,362	0	0	0.00%	0	0	0.00%	0	0	0.00%	0.00	1,627,326	29,660,570	7.97	11.47

C-17

SEMT 2013-1

Original Pool Characteristics

Total Stated Principal Balance	$397,887,279
Number of Mortgage Loans	511
Average Stated Principal Balance	$778,632
Weighted Average Mortgage Rate	3.988%
Weighted Average Margin (by Securitized Balance) HYB only	2.181%
Weighted Average Remaining Term to Maturity (in Months by Securitized Balance)	317
Weighted Average FICO (by Securitized Balance)	769
Weighted Average Loan-to-Value Ratio (by Original Balance)	66.61%

Mortgage Rate Range

2.51% - 3.00%	1.16%
3.01% - 3.50%	9.72%
3.51% - 4.00%	46.36%
4.01% - 4.50%	38.97%
4.51% - 5.00%	3.79%

Product Type

Fixed Rate 10YR	0.99%
Fixed Rate 15YR	19.09%
Fixed Rate 20YR	0.19%
Fixed Rate 30YR	58.69%
HYB 5/1	3.26%
HYB 7/1	0.25%
HYB 10/1	17.52%

Interest Only Loans

Yes	5.03%
No	94.97%

Geographic Distribution

CA	42.90%
TX	13.23%
MA	9.63%
FL	7.29%
WA	3.93%
IL	3.32%
CO	2.88%
VA	1.43%
NY	1.30%
CT	1.20%
Other	12.89%

Occupancy

Primary	94.89%
Second Home	4.45%
Investor Property	0.65%

Property Type

Single Family	69.99%
PUD	25.28%
Condominium	3.62%
Cooperative Unit	0.62%
2-4 Family	0.49%

Documentation

Full Documentation	100.00%
Less than Full	0.00%

C-18

SEMT 2013-1	Ending Balance $	30 Day Delq #	30 Day Delq Balance $	30 Day Delq Balance %	60 Day Delq #	60 Day Delq Balance $	60 Day Delq Balance %	90+ Day Delq #	90+ Day Delq Balance $	90+ Day Delq Balance %	Cumulative Loss Amount $	Prepayment Amount $	Cumulative Prepayment Amount $	3 Month CPR	Cumulative CPR
Feb-13	378,889,887	0	0	0.00%	0	0	0.00%	0	0	0.00%	0.00	14,901,058	14,901,058		44.39
Mar-13	369,972,943	3	2,673,697	0.72%	0	0	0.00%	0	0	0.00%	0.00	8,121,392	23,022,450		58.22
Apr-13	358,105,842	1	989,795	0.27%	0	0	0.00%	0	0	0.00%	0.00	11,085,205	34,107,655	34.38	46.84
May-13	346,607,134	0	0	0.00%	0	0	0.00%	0	0	0.00%	0.00	10,736,170	44,843,825	29.97	42.41
Jun-13	340,134,470	0	0	0.00%	0	0	0.00%	0	0	0.00%	0.00	5,734,705	50,578,530	28.56	37.53
Jul-13	333,718,760	0	0	0.00%	0	0	0.00%	0	0	0.00%	0.00	5,688,621	56,267,151	24.58	34.43
Aug-13	325,369,986	0	0	0.00%	0	0	0.00%	0	0	0.00%	0.00	7,635,696	63,902,847	22.35	33.13
Sep-13	321,013,646	0	0	0.00%	0	0	0.00%	0	0	0.00%	0.00	3,658,094	67,560,941	20.66	30.79
Oct-13	320,113,892	1	636,888	0.19%	0	0	0.00%	0	0	0.00%	0.00	210,593	67,771,534	15.34	27.84
Nov-13	317,448,920	0	0	0.00%	0	0	0.00%	0	0	0.00%	0.00	1,969,649	69,741,183	9.39	26.00
Dec-13	314,395,239	1	886,252	0.28%	0	0	0.00%	0	0	0.00%	0.00	2,358,939	72,100,122	8.00	24.62
Jan-14	312,954,975	0	0	0.00%	0	0	0.00%	0	0	0.00%	0.00	750,133	72,850,255	8.65	23.04

C-19

SEMT 2013-2

Original Pool Characteristics

Total Stated Principal Balance	$666,125,405
Number of Mortgage Loans	777
Average Stated Principal Balance	$857,304
Weighted Average Mortgage Rate	3.947%
Weighted Average Margin (by Securitized Balance)	NA
Weighted Average Remaining Term to Maturity (in Months by Securitized Balance)	353
Weighted Average FICO (by Securitized Balance)	776
Weighted Average Loan-to-Value Ratio (by Original Balance)	63.06%

Mortgage Rate Range

2.51% - 3.00%	0.09%
3.01% - 3.50%	4.01%
3.51% - 4.00%	64.49%
4.01% - 4.50%	29.53%
4.51% - 5.00%	1.88%

Product Type

Fixed Rate 15YR	1.56%
Fixed Rate 20YR	0.36%
Fixed Rate 25YR	0.11%
Fixed Rate 30YR	97.97%

Interest Only Loans

Yes	8.30%
No	91.70%

Geographic Distribution

CA	48.84%
MA	16.64%
TX	5.67%
WA	5.42%
CO	2.29%
CT	2.28%
IL	1.87%
VA	1.69%
FL	1.34%
MD	1.06%
Other	12.9%

Occupancy

Primary	92.45%
Second Home	5.23%
Investor Property	2.32%

Property Type

Single Family	69.60%
PUD	16.14%
Condominium	8.28%
2-4 Family	3.62%
Cooperative Unit	2.07%
Townhouse	0.29%

Documentation

Full Documentation	100.00%
Less than Full	0.0%

C-20

SEMT 2013-2	Ending Balance $	30 Day Delq #	30 Day Delq Balance $	30 Day Delq Balance %	60 Day Delq #	60 Day Delq Balance $	60 Day Delq Balance %	90+ Day Delq #	90+ Day Delq Balance $	90+ Day Delq Balance %	Cumulative Loss Amount $	Prepayment Amount $	Cumulative Prepayment Amount $	3 Month CPR	Cumulative CPR
Feb-13	659,118,591	0	0	0.00%	0	0	0.00%	0	0	0.00%	0.00	6,066,982	6,066,982		11.92
Mar-13	652,112,661	6	4,157,634	0.63%	0	0	0.00%	0	0	0.00%	0.00	6,067,879	12,134,860		22.52
Apr-13	644,154,412	2	1,588,481	0.24%	0	0	0.00%	0	0	0.00%	0.00	7,027,654	19,162,514	12.55	18.23
May-13	642,287,742	0	0	0.00%	0	0	0.00%	0	0	0.00%	0.00	941,963	20,104,477	9.83	13.56
Jun-13	633,832,690	2	2,278,925	0.35%	0	0	0.00%	0	0	0.00%	0.00	7,527,524	27,632,001	10.75	13.85
Jul-13	623,050,541	0	0	0.00%	0	0	0.00%	0	0	0.00%	0.00	9,864,459	37,496,460	12.47	14.82
Aug-13	617,404,992	0	0	0.00%	0	0	0.00%	0	0	0.00%	0.00	4,737,888	42,234,348	14.62	14.09
Sep-13	614,165,035	0	0	0.00%	0	0	0.00%	0	0	0.00%	0.00	2,337,626	44,571,974	11.85	13.00
Oct-13	613,181,078	1	652,133	0.10%	0	0	0.00%	0	0	0.00%	0.00	82,484	44,654,458	6.19	11.68
Nov-13	606,519,410	0	0	0.00%	0	0	0.00%	0	0	0.00%	0.00	5,756,971	50,411,429	6.87	11.75
Dec-13	601,431,086	0	0	0.00%	0	0	0.00%	0	0	0.00%	0.00	3,554,978	53,966,407	8.04	11.54
Jan-14	599,399,890	0	0	0.00%	0	0	0.00%	0	0	0.00%	0.00	1,131,520	55,097,927	8.69	10.88

C-21

SEMT 2013-3

Original Pool Characteristics

Total Stated Principal Balance	$600,210,241
Number of Mortgage Loans	746
Average Stated Principal Balance	$804,571
Weighted Average Mortgage Rate	3.819%
Weighted Average Margin (by Securitized Balance)	NA
Weighted Average Remaining Term to Maturity (in Months by Securitized Balance)	358
Weighted Average FICO (by Securitized Balance)	772
Weighted Average Loan-to-Value Ratio (by Original Balance)	65.27%

Mortgage Rate Range

3.01% - 3.50%	10.70%
3.51% - 4.00%	78.55%
4.01% - 4.50%	10.47%
4.51% - 5.00%	0.28%

Product Type

Fixed Rate 20YR	0.37%
Fixed Rate 30YR	99.63%

Interest Only Loans

Yes	2.36%
No	97.64%

Geographic Distribution

CA	43.15%
MA	10.52%
TX	6.32%
WA	5.02%
NY	4.19%
VA	3.76%
CO	3.74%
MD	3.25%
IL	3.11%
CT	2.74%
Other	14.20%

Occupancy

Primary	95.81%
Second Home	3.72%
Investor Property	0.47%

Property Type

Single Family	72.02%
PUD	22.09%
Condominium	4.50%
Cooperative Unit	0.74%
2-4 Family	0.64%

Documentation

Full Documentation	100.00%
Less than Full	0.0%

C-22

SEMT 2013-3	Ending Balance $	30 Day Delq #	30 Day Delq Balance $	30 Day Delq Balance %	60 Day Delq #	60 Day Delq Balance $	60 Day Delq Balance %	90+ Day Delq #	90+ Day Delq Balance $	90+ Day Delq Balance %	Cumulative Loss Amount $	Prepayment Amount $	Cumulative Prepayment Amount $	3 Month CPR	Cumulative CPR
Mar-13	598,823,974	0	0	0.00%	0	0	0.00%	0	0	0.00%	0.00	504,820	504,820		2.74
Apr-13	596,676,385	5	3,772,438	0.63%	0	0	0.00%	0	0	0.00%	0.00	1,261,740	1,766,560		6.84
May-13	593,172,668	1	497,527	0.08%	0	0	0.00%	0	0	0.00%	0.00	2,616,355	4,382,915	4.61	6.83
Jun-13	587,303,182	2	2,124,533	0.36%	0	0	0.00%	0	0	0.00%	0.00	4,982,521	9,365,436	7.48	8.33
Jul-13	583,163,898	0	0	0.00%	0	0	0.00%	0	0	0.00%	0.00	3,255,702	12,621,138	8.76	8.28
Aug-13	580,119,463	0	0	0.00%	0	0	0.00%	0	0	0.00%	0.00	2,162,501	14,783,639	8.52	7.85
Sep-13	575,448,167	0	0	0.00%	0	0	0.00%	0	0	0.00%	0.00	3,789,265	18,572,904	7.83	8.08
Oct-13	571,029,034	0	0	0.00%	0	0	0.00%	0	0	0.00%	0.00	3,539,831	22,112,735	8.07	8.19
Nov-13	568,016,035	1	712,900	0.12%	0	0	0.00%	0	0	0.00%	0.00	2,133,878	24,246,613	8.09	7.94
Dec-13	564,384,775	2	1,530,895	0.27%	0	0	0.00%	0	0	0.00%	0.00	1,498,739	25,745,352	7.47	7.88
Jan-14	562,280,376	1	710,715	0.12%	1	819,086	0.14%	0	0	0.00%	0.00	1,227,140	26,972,492	5.99	7.53

C-23

SEMT 2013-4

Original Pool Characteristics

Total Stated Principal Balance	$576,435,465
Number of Mortgage Loans	716
Average Stated Principal Balance	$805,077
Weighted Average Mortgage Rate	3.783%
Weighted Average Margin (by Securitized Balance)	NA
Weighted Average Remaining Term to Maturity (in Months by Securitized Balance)	357
Weighted Average FICO (by Securitized Balance)	773
Weighted Average Loan-to-Value Ratio (by Original Balance)	63.77%

Mortgage Rate Range

3.01% - 3.50%	11.63%
3.51% - 4.00%	81.04%
4.01% - 4.50%	7.33%

Product Type

Fixed Rate 20YR	1.28%
Fixed Rate 25YR	0.14%
Fixed Rate 30YR	98.58%

Interest Only Loans

Yes	2.21%
No	97.79%

Geographic Distribution

CA	42.13%
MA	9.74%
WA	7.19%
TX	5.54%
NY	5.32%
IL	4.46%
VA	3.59%
CO	3.41%
MD	2.73%
CT	2.55%
Other	13.34%

Occupancy

Primary	98.00%
Second Home	2.92%
Investor Property	1.09%

Property Type

Single Family	71.06%
PUD	22.35%
Condominium	4.49%
Cooperative Unit	1.21%
2-4 Family	0.72%
Townhouse	0.18%

Documentation

Full Documentation	100.00%
Less than Full	0.0%

C-24

SEMT 2013-4	Ending Balance $	30 Day Delq #	30 Day Delq Balance $	30 Day Delq Balance %	60 Day Delq #	60 Day Delq Balance $	60 Day Delq Balance %	90+ Day Delq #	90+ Day Delq Balance $	90+ Day Delq Balance %	Cumulative Loss Amount $	Prepayment Amount $	Cumulative Prepayment Amount $	3 Month CPR	Cumulative CPR
Apr-13	575,244,709	0	0	0.00%	0	0	0.00%	0	0	0.00%	0.00	330,605	330,605		2.45
May-13	574,017,847	3	2,559,731	0.44%	0	0	0.00%	0	0	0.00%	0.00	362,996	693,601		4.92
Jun-13	572,858,722	2	1,608,994	0.28%	0	0	0.00%	0	0	0.00%	0.00	291,375	984,975	2.46	3.67
Jul-13	569,817,098	2	1,518,088	0.26%	0	0	0.00%	0	0	0.00%	0.00	2,170,174	3,155,149	3.72	4.51
Aug-13	565,337,910	3	2,549,230	0.45%	0	0	0.00%	0	0	0.00%	0.00	3,606,682	6,761,831	5.91	5.67
Sep-13	561,851,967	0	0	0.00%	0	0	0.00%	0	0	0.00%	0.00	2,614,535	9,376,366	7.47	5.96
Oct-13	559,303,396	1	791,670	0.14%	0	0	0.00%	0	0	0.00%	0.00	1,678,195	11,054,561	7.18	5.86
Nov-13	558,342,176	1	900,524	0.16%	0	0	0.00%	0	0	0.00%	0.00	89,587	11,144,148	4.86	5.32
Dec-13	556,598,345	2	1,918,586	0.34%	0	0	0.00%	0	0	0.00%	0.00	869,173	12,013,321	3.69	5.12
Jan-14	553,808,539	2	1,763,017	0.31%	0	0	0.00%	0	0	0.00%	0.00	1,913,434	13,926,755	3.87	5.20

C-25

SEMT 2013-5

Original Pool Characteristics

Total Stated Principal Balance	$463,344,441
Number of Mortgage Loans	609
Average Stated Principal Balance	$760,828
Weighted Average Mortgage Rate	3.811%
Weighted Average Remaining Term to Maturity (in Months by Securitized Balance)	359
Weighted Average FICO (by Securitized Balance)	772
Weighted Average Loan-to-Value Ratio (by Original Balance)	64.85%

Mortgage Rate Range

3.01% - 3.50%	7.69%
3.51% - 4.00%	84.74%
4.01% - 4.50%	7.41%
4.51% - 5.00%	0.15%

Product Type

Fixed Rate 30YR	100.00%

Interest Only Loans

Yes	0.00%
No	100.00%

Geographic Distribution

CA	37.55%
WA	7.80%
MA	7.61%
TX	7.10%
IL	5.05%
VA	5.01%
MD	3.94%
CO	3.64%
NY	3.18%
AZ	3.11%
Other	16.01%

Occupancy

Primary	96.09%
Second Home	3.74%
Investor Property	0.17%

Property Type

Single Family	69.79%
PUD	25.03%
Condominium	3.91%
2-4 Family	0.74%
Cooperative Unit	0.54%

Documentation

Full Documentation	100.00%
Less than Full	0.00%

C-26

SEMT 2013-5	Ending Balance $	30 Day Delq #	30 Day Delq Balance $	30 Day Delq Balance %	60 Day Delq #	60 Day Delq Balance $	60 Day Delq Balance %	90+ Day Delq #	90+ Day Delq Balance $	90+ Day Delq Balance %	Cumulative Loss Amount $	Prepayment Amount $	Cumulative Prepayment Amount $	3 Month CPR	Cumulative CPR
May-13	462,054,503	0	0	0.00%	0	0	0.00%	0	0	0.00%	0.00	595,087	595,087		3.29
Jun-13	460,663,246	2	2,864,896	0.62%	0	0	0.00%	0	0	0.00%	0.00	694,495	1,289,582		6.73
Jul-13	459,121,679	4	2,973,887	0.64%	0	0	0.00%	0	0	0.00%	0.00	843,265	2,132,846	3.60	5.35
Aug-13	455,491,950	1	894,227	0.19%	0	0	0.00%	0	0	0.00%	0.00	2,929,762	5,062,608	5.56	6.61
Sep-13	454,005,471	2	1,268,165	0.27%	0	0	0.00%	0	0	0.00%	0.00	788,479	5,851,087	5.66	5.93
Oct-13	453,258,077	0	0	0.00%	0	0	0.00%	0	0	0.00%	0.00	47,999	5,899,086	5.01	5.15
Nov-13	450,635,179	0	0	0.00%	0	0	0.00%	0	0	0.00%	0.00	1,921,138	7,820,224	4.20	5.41
Dec-13	448,889,930	1	718,044	0.15%	0	0	0.00%	0	0	0.00%	0.00	1,042,178	8,862,402	4.43	5.29
Jan-14	448,134,835	1	641,270	0.14%	0	0	0.00%	0	0	0.00%	0.00	51,023	8,913,425	4.45	4.88

C-27

SEMT 2013-6

Original Pool Characteristics

Total Stated Principal Balance	$424,966,578
Number of Mortgage Loans	545
Average Stated Principal Balance	$779,755
Weighted Average Mortgage Rate	3.812%
Weighted Average Remaining Term to Maturity (in Months by Securitized Balance)	359
Weighted Average FICO (by Securitized Balance)	771
Weighted Average Loan-to-Value Ratio (by Original Balance)	64.62%

Mortgage Rate Range

3.01% - 3.50%	7.98%
3.51% - 4.00%	84.80%
4.01% - 4.50%	7.01%
4.51% - 5.00%	0.20%

Product Type

Fixed Rate 25YR	0.15%
Fixed Rate 30YR	99.85%

Interest Only Loans

Yes	0.00%
No	100.00%

Geographic Distribution

CA	37.10%
MA	10.16%
TX	6.81%
WA	6.22%
VA	5.30%
MD	4.31%
IL	4.19%
NY	4.17%
AZ	2.56%
CT	2.40%
Other	16.78%

Occupancy

Primary	96.82%
Second Home	3.18%

Property Type

Single Family	69.18%
PUD	25.06%
Condominium	4.00%
Cooperative Unit	1.61%
2-4 Family	0.15%

Documentation

Full Documentation	100.00%
Less than Full	0.00%

C-28

SEMT 2013-6	Ending Balance $	30 Day Delq #	30 Day Delq Balance $	30 Day Delq Balance %	60 Day Delq #	60 Day Delq Balance $	60 Day Delq Balance %	90+ Day Delq #	90+ Day Delq Balance $	90+ Day Delq Balance %	Cumulative Loss Amount $	Prepayment Amount $	Cumulative Prepayment Amount $	3 Month CPR	Cumulative CPR
May-13	424,213,088	0	0	0.00%	0	0	0.00%	0	0	0.00%	0.00	118,504	118,504		2.11
Jun-13	422,782,365	2	1,601,000	0.37%	0	0	0.00%	0	0	0.00%	0.00	793,351	911,855		6.00
Jul-13	421,501,363	0	0	0.00%	0	0	0.00%	0	0	0.00%	0.00	642,343	1,554,198	3.22	4.79
Aug-13	419,886,976	1	1,076,742	0.25%	0	0	0.00%	0	0	0.00%	0.00	973,835	2,528,033	4.02	4.70
Sep-13	419,112,621	0	0	0.00%	0	0	0.00%	0	0	0.00%	0.00	132,880	2,660,913	3.43	4.08
Oct-13	417,694,827	1	1,333,059	0.31%	0	0	0.00%	0	0	0.00%	0.00	773,868	3,434,781	3.56	4.06
Nov-13	416,448,546	1	1,446,951	0.34%	0	0	0.00%	0	0	0.00%	0.00	87,806	3,522,587	3.24	3.97
Dec-13	414,155,571	1	873,603	0.21%	0	0	0.00%	0	0	0.00%	0.00	2,156,899	5,679,486	4.65	4.32
Jan-14	411,163,874	1	982,905	0.23%	0	0	0.00%	0	0	0.00%	0.00	2,345,139	8,024,625	5.65	4.83

C-29

SEMT 2013-7

Original Pool Characteristics

Total Stated Principal Balance	$453,588,656
Number of Mortgage Loans	595
Average Stated Principal Balance	$762,334
Weighted Average Mortgage Rate	3.834%
Weighted Average Remaining Term to Maturity (in Months by Securitized Balance)	358
Weighted Average FICO (by Securitized Balance)	770
Weighted Average Loan-to-Value Ratio (by Original Balance)	66.03%

Mortgage Rate Range

3.01% - 3.50%	7.44%
3.51% - 4.00%	84.88%
4.01% - 4.50%	7.48%
4.51% - 5.00%	0.20%

Product Type

Fixed Rate 20YR	1.22%
Fixed Rate 30YR	98.78%

Interest Only Loans

Yes	0.81%
No	99.19%

Geographic Distribution

CA	41.81%
TX	9.80%
MA	5.47%
IL	5.09%
VA	5.05%
WA	4.75%
CO	3.40%
NY	2.84%
FL	2.54%
AZ	1.88%
Other	17.37%

Occupancy

Primary	96.24%
Second Home	3.56%
Investor Property	0.20%

Property Type

Single Family	70.37%
PUD	25.28%
Condominium	2.17%
2-4 Family	1.56%
Cooperative Unit	0.47%
Townhouse	0.15%

Documentation

Full Documentation	100.00%
Less than Full	0.00%

C-30

SEMT 2013-7	Ending Balance $	30 Day Delq #	30 Day Delq Balance $	30 Day Delq Balance %	60 Day Delq #	60 Day Delq Balance $	60 Day Delq Balance %	90+ Day Delq #	90+ Day Delq Balance $	90+ Day Delq Balance %	Cumulative Loss Amount $	Prepayment Amount $	Cumulative Prepayment Amount $	3 Month CPR	Cumulative CPR
Jun-13	452,666,944	0	0	0.00%	0	0	0.00%	0	0	0.00%	0.00	243,223	243,223		2.41
Jul-13	450,592,803	4	2,568,194	0.56%	0	0	0.00%	0	0	0.00%	0.00	1,392,761	1,635,984		7.64
Aug-13	448,403,496	0	0	0.00%	0	0	0.00%	0	0	0.00%	0.00	1,507,303	3,143,287	4.49	6.67
Sep-13	446,916,603	1	587,013	0.13%	0	0	0.00%	0	0	0.00%	0.00	803,063	3,946,350	4.99	5.76
Oct-13	445,206,469	1	652,048	0.14%	0	0	0.00%	0	0	0.00%	0.00	1,024,944	4,971,294	4.70	5.44
Nov-13	444,453,919	0	0	0.00%	0	0	0.00%	0	0	0.00%	0.00	66,497	5,037,791	3.48	4.77
Dec-13	442,840,289	2	1,024,786	0.23%	0	0	0.00%	0	0	0.00%	0.00	925,182	5,962,973	3.60	4.68
Jan-14	441,424,013	0	0	0.00%	0	0	0.00%	0	0	0.00%	0.00	726,178	6,689,151	3.36	4.55

C-31

SEMT 2013-8

Original Pool Characteristics

Total Stated Principal Balance	$460,158,464
Number of Mortgage Loans	603
Average Stated Principal Balance	$763,115
Weighted Average Mortgage Rate	3.835%
Weighted Average Remaining Term to Maturity (in Months by Securitized Balance)	357
Weighted Average FICO (by Securitized Balance)	771
Weighted Average Loan-to-Value Ratio (by Original Balance)	66.86%

Mortgage Rate Range

2.51% - 3.00%	0.36%
3.01% - 3.50%	7.42%
3.51% - 4.00%	83.86%
4.01% - 4.50%	8.37%

Product Type

Fixed Rate 15YR	0.67%
Fixed Rate 20YR	0.61%
Fixed Rate 25YR	0.14%
Fixed Rate 30YR	98.59%

Interest Only Loans

Yes	0.00%
No	100.00%

Geographic Distribution

CA	41.69%
TX	7.34%
MA	7.04%
VA	5.92%
WA	4.83%
MD	4.78%
IL	4.38%
CO	3.77%
GA	3.08%
AZ	2.40%
Other	14.77%

Occupancy

Primary	96.80%
Second Home	3.10%
Investor Property	0.10%

Property Type

Single Family	66.63%
PUD	27.72%
Condominium	4.19%
Cooperative Unit	0.54%
2-4 Family	0.68%
Townhouse	0.23%

Documentation

Full Documentation	100.00%
Less than Full	0.00%

C-32

SEMT 2013-8	Ending Balance $	30 Day Delq #	30 Day Delq Balance $	30 Day Delq Balance %	60 Day Delq #	60 Day Delq Balance $	60 Day Delq Balance %	90+ Day Delq #	90+ Day Delq Balance $	90+ Day Delq Balance %	Cumulative Loss Amount $	Prepayment Amount $	Cumulative Prepayment Amount $	3 Month CPR	Cumulative CPR
Jul-13	458,687,958	0	0	0.00%	0	0	0.00%	0	0	0.00%	0.00	767,795	767,795		3.77
Aug-13	456,457,508	5	4,093,090	0.89%	0	0	0.00%	0	0	0.00%	0.00	1,528,384	2,296,179		9.24
Sep-13	453,096,205	0	0	0.00%	1	664,084	0.14%	0	0	0.00%	0.00	2,657,509	4,953,688	6.00	8.86
Oct-13	451,707,984	5	4,620,070	1.02%	0	0	0.00%	1	664,084	0.14%	0.00	685,128	5,638,816	5.95	7.15
Nov-13	449,798,327	0	0	0.00%	0	0	0.00%	0	0	0.00%	0.00	545,455	6,184,271	5.71	6.60
Dec-13	445,644,235	1	714,544	0.16%	0	0	0.00%	0	0	0.00%	0.00	3,448,195	9,632,466	6.42	7.40
Jan-14	443,102,261	3	2,313,563	0.52%	0	0	0.00%	0	0	0.00%	0.00	1,838,616	11,471,082	7.41	7.28

C-33

SEMT 2013-9

Original Pool Characteristics

Total Stated Principal Balance	$462,610,260
Number of Mortgage Loans	606
Average Stated Principal Balance	$765,033
Weighted Average Mortgage Rate	3.881%
Weighted Average Remaining Term to Maturity (in Months by Securitized Balance)	359
Weighted Average FICO (by Securitized Balance)	771
Weighted Average Loan-to-Value Ratio (by Original Balance)	67.58%

Mortgage Rate Range

3.01% - 3.50%	5.15%
3.51% - 4.00%	78.78%
4.01% - 4.50%	15.66%
4.51% - 5.00%	0.41%

Product Type

Fixed Rate 30YR	100.00%

Interest Only Loans

Yes	0.00%
No	100.00%

Geographic Distribution

CA	40.84%
TX	7.58%
MA	6.34%
VA	5.72%
IL	5.39%
CO	4.35%
WA	4.12%
MD	3.89%
GA	3.20%
FL	2.39%
Other	16.18%

Occupancy

Primary	94.84%
Second Home	5.16%
Investor Property	NA

Property Type

Single Family	66.32%
PUD	27.86%
Condominium	4.44%
Cooperative Unit	1.00%
2-4 Family	0.37%

Documentation

Full Documentation	100.00%
Less than Full	0.00%

C-34

SEMT 2013-9	Ending Balance $	30 Day Delq #	30 Day Delq Balance $	30 Day Delq Balance %	60 Day Delq #	60 Day Delq Balance $	60 Day Delq Balance %	90+ Day Delq #	90+ Day Delq Balance $	90+ Day Delq Balance %	Cumulative Loss Amount $	Prepayment Amount $	Cumulative Prepayment Amount $	3 Month CPR	Cumulative CPR
Jul-13	462,835,561	0	0	0.00%	0	0	0.00%	0	0	0.00%	0.00	83,304	83,304		1.99
Aug-13	461,971,869	1	1,106,250	0.23%	0	0	0.00%	0	0	0.00%	0.00	173,213	173,213		4.16
Sep-13	460,638,856	1	997,114	0.21%	0	0	0.00%	0	0	0.00%	0.00	637,967	637,967	2.54	3.78
Oct-13	459,181,835	0	0	0.00%	0	0	0.00%	0	0	0.00%	0.00	759,348	759,348	3.12	3.77
Nov-13	456,469,215	1	498,797	0.10%	0	0	0.00%	0	0	0.00%	0.00	2,013,298	3,667,130	4.68	4.55
Dec-13	453,833,401	1	476,670	0.10%	0	0	0.00%	0	0	0.00%	0.00	1,936,971	5,604,101	5.78	4.99
Jan-14	452,867,207	0	0	0.00%	0	0	0.00%	0	0	0.00%	0.00	270,014	5,874,115	5.39	4.58

C-35

SEMT 2013-10

Original Pool Characteristics

Total Stated Principal Balance	$400,671,564.40
Number of Mortgage Loans	529
Average Stated Principal Balance	$757,413.17
Weighted Average Mortgage Rate	3.872%
Weighted Average Remaining Term to Maturity (in Months by Securitized Balance)	359
Weighted Average FICO (by Securitized Balance)	774
Weighted Average Loan-to-Value Ratio (by Original Balance)	67.17%

Mortgage Rate Range

3.01% - 3.250%	0.84%
3.251% - 3.500%	5.18%
3.501% - 3.750%	28.80%
3.751% - 4.000%	51.38%
4.001% - 4.250%	10.78%
4.251% - 4.500%	3.02%

Product Type

Fixed Rate 30YR	99.62%
Fixed Rate 20YR	0.38%

Interest Only Loans

Yes	0.00%
No	100.00%

Geographic Distribution

CA	40.93%
TX	9.44%
VA	6.66%
WA	6.48%
NY	5.43%
MD	3.71%
GA	3.69%
MA	3.45%
CO	2.99%
FL	2.56%
Other	14.66%

Occupancy

Primary	95.20%
Second Home	4.80%

Property Type

Single Family	65.70%
PUD	28.70%
Condominium	2.51%
Cooperative Unit	0.90%
2-4 Family	0.45%

Documentation

Full Documentation	100.00%
Less than Full	0.00%

C-36

SEMT 2013-10	Ending Balance $	30 Day Delq #	30 Day Delq Balance $	30 Day Delq Balance %	60 Day Delq #	60 Day Delq Balance $	60 Day Delq Balance %	90+ Day Delq #	90+ Day Delq Balance $	90+ Day Delq Balance %	Cumulative Loss Amount $	Prepayment Amount $	Cumulative Prepayment Amount $	3 Month CPR	Cumulative CPR
Aug-13	399,317,378	0	0	0.00%	0	0	0.00%	0	0	0.00%	0.00	757,314	757,314		3.98
Sep-13	395,749,239	2	1,624,818	0.41%	1	693,712	0.17%	0	0	0.00%	0.00	2,970,221	2,970,221		13.79
Oct-13	390,588,694	0	0	0.00%	0	0	0.00%	0	0	0.00%	0.00	198,889	198,889	9.69	14.18
Nov-13	390,861,286	1	991,680	0.25%	0	0	0.00%	1	518,163	0.13%	0.00	1,723,543	5,649,967	8.21	9.44
Dec-13	390,361,600	1	695,855	0.17%	0	0	0.00%	0	0	0.00%	0.00	1,661,309	7,311,276	5.34	7.52
Jan-14	388,751,545	2	1,457,226	0.37%	0	0	0.00%	0	0	0.00%	0.00	1,007,507	8,318,783	1.87	6.99

C-37

SEMT 2013-11

Original Pool Characteristics

Total Stated Principal Balance	$346,322,235.83
Number of Mortgage Loans	453
Average Stated Principal Balance	$764,508.25
Weighted Average Mortgage Rate	4.01%
Weighted Average Remaining Term to Maturity (in Months by Securitized Balance)	357
Weighted Average FICO (by Securitized Balance)	773
Weighted Average Loan-to-Value Ratio (by Original Balance)	70.02%

Mortgage Rate Range

3.01% - 3.50%	0.15%
3.51% - 4.00%	69.43%
4.01% - 4.50%	26.99%
4.51% - 5.00%	2.69%
5.01% - 5.50%	0.74%

Product Type

Fixed Rate 30YR	99.85%
Fixed Rate 20YR	0.15%

Interest Only Loans

Yes	0.00%
No	100.00%

Geographic Distribution

CA	46.87%
IL	7.56%
MA	7.05%
VA	5.01%
CO	4.34%
TX	3.00%
MD	3.00%
GA	2.98%
NY	2.93%
WA	2.59%
Other	14.66%

Occupancy

Primary	96.11%
Second Home	3.89%

Property Type

Single Family Det	66.29%
Single Family Att	1.14%
PUD	26.33%
Condominium	3.72%
Cooperative Unit	0.41%
2-4 Family	2.11%

Documentation

Full Documentation	100.00%
Less than Full	0.00%

C-38

SEMT 2013-11	Ending Balance $	30 Day Delq #	30 Day Delq Balance $	30 Day Delq Balance %	60 Day Delq #	60 Day Delq Balance $	60 Day Delq Balance %	90+ Day Delq #	90+ Day Delq Balance $	90+ Day Delq Balance %	Cumulative Loss Amount $	Prepayment Amount $	Cumulative Prepayment Amount $	3 Month CPR	Cumulative CPR
Sep-13	345,785,449	0	0	0.00%	0	0	0.00%	0	0	0.00%	0.00	33,602	33,602		1.84
Oct-13	344,841,067	0	0	0.00%	0	0	0.00%	0	0	0.00%	0.00	438,188	438,188		5.01
Nov-13	343,148,879	1	518,467	0.15%	0	0	0.00%	0	0	0.00%	0.00	1,184,143	1,655,933	3.62	5.37
Dec-13	340,366,343	4	2,804,476	0.82%	0	0	0.00%	0	0	0.00%	0.00	2,272,928	3,928,861	6.12	6.70
Jan-14	338,417,822	2	1,818,279	0.53%	0	0	0.00%	0	0	0.00%	0.00	1,439,426	5,368,287	7.25	6.69

C-39

SEMT 2013-12

Original Pool Characteristics

Total Stated Principal Balance	$324,984,227
Number of Mortgage Loans	410
Average Stated Principal Balance	$792,644
Weighted Average Mortgage Rate	4.686%
Weighted Average Remaining Term to Maturity (in Months by Securitized Balance)	358
Weighted Average FICO (by Securitized Balance)	766
Weighted Average Loan-to-Value Ratio (by Original Balance)	69.83%

Mortgage Rate Range

3.501% - 3.750%	4.02%
3.751% - 4.000%	8.69%
4.001% - 4.250%	9.09%
4.251% - 4.500%	15.06%
4.501% - 4.750%	18.65%
4.751% - 5.000%	21.76%
5.001% - 5.250%	13.93%
5.251% - 5.500%	6.17%
5.501% - 5.750%	2.05%
5.751% - 6.000%	0.59%

Product Type

Fixed Rate 30YR	100.00%

Interest Only Loans

Yes	1.75%
No	98.25%

Geographic Distribution

CA	39.96%
TX	7.75%
NY	7.11%
MA	4.61%
WA	4.56%
VA	4.24%
CO	3.37%
AZ	2.85%
MD	2.41%
FL	2.07%
Other	21.07%

Occupancy

Primary	91.76%
Second Home	6.14%
Investment Property	2.10%

Property Type

Single Family Det	61.44%
Single Family Att	1.03%
PUD	25.02%
Condominium	8.21%
Cooperative Unit	1.76%
2-4 Family	2.53%

Documentation

Full Documentation	100.00%
Less than Full	0.00%

C-40

SEMT 2013-12	Ending Balance $	30 Day Delq #	30 Day Delq Balance $	30 Day Delq Balance %	60 Day Delq #	60 Day Delq Balance $	60 Day Delq Balance %	90+ Day Delq #	90+ Day Delq Balance $	90+ Day Delq Balance %	Cumulative Loss Amount $	Prepayment Amount $	Cumulative Prepayment Amount $	3 Month CPR	Cumulative CPR
Dec-13	321,988,340	0	0	0.00%	0	0	0.00%	0	0	0.00%	0.00	2,579,300	2,579,300		10.52
Jan-14	317,860,871	2	1,682,789	0.52%	0	0	0.00%	0	0	0.00%	0.00	3,711,181	6,290,481		23.35

C-41

EXHIBIT A – JANUARY 2014 MONTHLY REPORT

Distribution Date: Determination Date:	01/27/2014 01/16/2014	Sequoia Mortgage Trust Mortgage Pass-Through Certificates Series 2012-6

CONTACT INFORMATION

Depositor	Sequoia Residential Funding, Inc.
One Belvedere Place
Suite 330
Mill Valley, CA 94941

Trustee	Christiana Trust
500 Delaware Avenue
11th Floor
Wilmington, Delaware 19801

Master Servicer	Wells Fargo Bank, N.A.
9062 Old Annapolis Road
Columbia, MD 21045

CONTENTS

Distribution Summary	2

Distribution Summary (Factors)	3

Interest Distribution	4

Principal Distribution	5

Reconciliation Detail	6

Collateral Summary	7

Stratification Detail	8

Delinquency Information	9

Standard Prepayment and Default Information	11

Distribution Waterfall Detail	12

Other Information	13

Loan Level Detail	14

Deal Contact:	Karen Schluter	Citibank, N.A.
	karen.schluter@citi.com	Agency and Trust
	Tel: (212) 816-5827	388 Greenwich Street, 14th Floor
	Fax: (212) 816-5527	New York City, NY 10013

Reports Available at www.sf.citidirect.com	Page 1 of 18	© Copyright 2014 Citigroup

Distribution Date: Determination Date:	01/27/2014 01/16/2014	Sequoia Mortgage Trust Mortgage Pass-Through Certificates Series 2012-6

Distribution Summary

DISTRIBUTION IN DOLLARS

		Prior	Pass-								Current
	Original	Principal	Through	Accrual	Accrual	Interest	Principal	Total	Deferred	Realized	Principal
Class	Balance	Balance	Rate	Day Count	Dates	Distributed	Distributed	Distributed	Interest	Loss	Balance
(1)	(2)	(3)	(4)	(5)	(6)	(7)	(8)	(9)=(7+8)	(10)	(11)	(12)=(3-8+10-11)

A-1	140,105,000.00	122,697,727.44	2.500000%	30 / 360	12/01 - 12/31	255,620.27	1,003,996.21	1,259,616.48	0.00	0.00	121,693,731.23
A-2	140,104,000.00	122,696,851.68	1.808000%	30 / 360	12/01 - 12/31	184,863.26	1,003,989.04	1,188,852.30	0.00	0.00	121,692,862.64
B-1	7,989,000.00	7,809,081.29	3.788268%	30 / 360	12/01 - 12/31	24,652.41	14,282.20	38,934.61	0.00	0.00	7,794,799.09
B-2	4,220,000.00	4,124,962.20	3.788268%	30 / 360	12/01 - 12/31	13,022.05	7,544.23	20,566.28	0.00	0.00	4,117,417.97
B-3	3,467,000.00	3,388,920.37	3.788268%	30 / 360	12/01 - 12/31	10,698.45	6,198.07	16,896.52	0.00	0.00	3,382,722.30
B-4	2,412,000.00	2,357,679.82	3.788268%	30 / 360	12/01 - 12/31	7,442.94	4,312.01	11,754.95	0.00	0.00	2,353,367.81
B-5	3,165,461.00	3,165,461.00	3.788268%	30 / 360	12/01 - 12/31	9,993.02	0.00	9,993.02	0.00	0.00	3,165,461.00
LT-R	0.00	0.00	0.000000%	-	-	0.00	0.00	0.00	0.00	0.00	0.00
R	0.00	0.00	0.000000%	-	-	0.00	0.00	0.00	0.00	0.00	0.00
Totals	301,462,461.00	266,240,683.80				506,292.40	2,040,321.76	2,546,614.16	0.00	0.00	264,200,362.04

Notional Classes

A-IO1	280,209,000.00	245,394,579.12	0.788268%	30 / 360	12/01 - 12/31	161,197.26	0.00	161,197.26	0.00	0.00	243,386,593.87
A-IO2	140,105,000.00	122,697,727.44	0.500000%	30 / 360	12/01 - 12/31	51,124.05	0.00	51,124.05	0.00	0.00	121,693,731.23
A-IO3	140,104,000.00	122,696,851.68	1.192000%	30 / 360	12/01 - 12/31	121,878.87	0.00	121,878.87	0.00	0.00	121,692,862.64
Totals	560,418,000.00	490,789,158.24				334,200.18	0.00	334,200.18	0.00	0.00	486,773,187.74

Reports Available at www.sf.citidirect.com	Page 2 of 18	© Copyright 2014 Citigroup

Distribution Date: Determination Date:	01/27/2014 01/16/2014	Sequoia Mortgage Trust Mortgage Pass-Through Certificates Series 2012-6

Distribution Summary (Factors)

PER $1,000 OF ORIGINAL BALANCE

			Prior						Current
			Principal		Principal	Total	Deferred	Realized	Principal
		Record	Balance	Interest Distributed	Distributed	Distributed	Interest	Loss	Balance
Class	CUSIP	Date	(3/2 x 1000)	(7/2 x 1000)	(8/2 x 1000)	(9/2 x 1000)	(10/2 x 1000)	(11/2 x 1000)	(12/2 x 1000)

A-1	81744NAA8	12/31/2013	875.755522	1.824491	7.166027	8.990518	0.000000	0.000000	868.589495
A-2	81744NAB6	12/31/2013	875.755522	1.319472	7.166027	8.485499	0.000000	0.000000	868.589495
B-1	81744NAG5	12/31/2013	977.479195	3.085794	1.787733	4.873527	0.000000	0.000000	975.691462
B-2	81744NAH3	12/31/2013	977.479194	3.085794	1.787732	4.873526	0.000000	0.000000	975.691462
B-3	81744NAJ9	12/31/2013	977.479195	3.085795	1.787733	4.873528	0.000000	0.000000	975.691462
B-4	81744NAK6	12/31/2013	977.479196	3.085796	1.787732	4.873528	0.000000	0.000000	975.691464
B-5	81744NAL4	12/31/2013	1,000.000000	3.156892	0.000000	3.156892	0.000000	0.000000	1,000.000000
LT-R	81744NAN0	12/31/2013	0.000000	0.000000	0.000000	0.000000	0.000000	0.000000	0.000000
R	81744NAM2	12/31/2013	0.000000	0.000000	0.000000	0.000000	0.000000	0.000000	0.000000
A-IO1	81744NAD2	12/31/2013	875.755522	0.575275	0.000000	0.575275	0.000000	0.000000	868.589495
A-IO2	81744NAE0	12/31/2013	875.755522	0.364898	0.000000	0.364898	0.000000	0.000000	868.589495
A-IO3	81744NAF7	12/31/2013	875.755522	0.869917	0.000000	0.869917	0.000000	0.000000	868.589495

Reports Available at www.sf.citidirect.com	Page 3 of 18	© Copyright 2014 Citigroup

Distribution Date: Determination Date:	01/27/2014 01/16/2014	Sequoia Mortgage Trust Mortgage Pass-Through Certificates Series 2012-6

Interest Distribution Detail

DISTRIBUTION IN DOLLARS

	Prior	Pass-	Next Pass-	Interest	Optimal	Prior	Interest on	Non-Recov.				Current
	Principal	Through	Through	Accrual Day	Accrued	Unpaid	Prior Unpaid	Interest	Interest	Deferred	Interest	Unpaid
Class	Balance	Rate	Rate	Cnt Fraction	Interest	Interest	Interest	Shortfall	Due	Interest	Distributed	Interest
(1)	(2)	(3)	(4)	(5)	(6)	(7)	(8)	(9)	(10)=(6)+(7)+(8)-(9)	(11)	(12)	(13)=(10)-(11)-(12)

A-1	122,697,727.44	2.500000%	2.500000%	30 / 360	255,620.27	0.00	0.00	0.00	255,620.27	0.00	255,620.27	0.00
A-2	122,696,851.68	1.808000%	1.808000%	30 / 360	184,863.26	0.00	0.00	0.00	184,863.26	0.00	184,863.26	0.00
B-1	7,809,081.29	3.788268%	3.786164%	30 / 360	24,652.41	0.00	0.00	0.00	24,652.41	0.00	24,652.41	0.00
B-2	4,124,962.20	3.788268%	3.786164%	30 / 360	13,022.05	0.00	0.00	0.00	13,022.05	0.00	13,022.05	0.00
B-3	3,388,920.37	3.788268%	3.786164%	30 / 360	10,698.45	0.00	0.00	0.00	10,698.45	0.00	10,698.45	0.00
B-4	2,357,679.82	3.788268%	3.786164%	30 / 360	7,442.94	0.00	0.00	0.00	7,442.94	0.00	7,442.94	0.00
B-5	3,165,461.00	3.788268%	3.786164%	30 / 360	9,993.02	0.00	0.00	0.00	9,993.02	0.00	9,993.02	0.00
LT-R	0.00	0.000000%	-	-	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
R	0.00	0.000000%	-	-	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Totals	266,240,683.80				506,292.40	0.00	0.00	0.00	506,292.40	0.00	506,292.40	0.00

Notional Classes

A-IO1	245,394,579.12	0.788268%	0.786164%	30 / 360	161,197.26	0.00	0.00	0.00	161,197.26	0.00	161,197.26	0.00
A-IO2	122,697,727.44	0.500000%	0.500000%	30 / 360	51,124.05	0.00	0.00	0.00	51,124.05	0.00	51,124.05	0.00
A-IO3	122,696,851.68	1.192000%	1.192000%	30 / 360	121,878.87	0.00	0.00	0.00	121,878.87	0.00	121,878.87	0.00
Totals	490,789,158.24				334,200.18	0.00	0.00	0.00	334,200.18	0.00	334,200.18	0.00

Reports Available at www.sf.citidirect.com	Page 4 of 18	© Copyright 2014 Citigroup

Distribution Date: Determination Date:	01/27/2014 01/16/2014	Sequoia Mortgage Trust Mortgage Pass-Through Certificates Series 2012-6

Principal Distribution Detail

DISTRIBUTION IN DOLLARS

		Prior	Scheduled	Unscheduled		Current	Current	Current	Cumulative	Original	Current	Original	Current
	Original	Principal	Principal	Principal	Accreted	Realized	Principal	Principal	Realized	Class	Class	Credit	Credit
Class	Balance	Balance	Distribution	Distribution	Principal	Losses	Recoveries	Balance	Losses	(%)	(%)	Support	Support
(1)	(2)	(3)	(4)	(5)	(6)	(7)	(8)	(9)=(3)-(4)-(5)+(6)-(7)+(8)	(10)	(11)	(12)	(13)	(14)

A-1	140,105,000.00	122,697,727.44	190,328.95	813,667.25	0.00	0.00	0.00	121,693,731.23	0.00	46.48%	46.06%	7.05%	7.88%
A-2	140,104,000.00	122,696,851.68	190,327.60	813,661.45	0.00	0.00	0.00	121,692,862.64	0.00	46.47%	46.06%	7.05%	7.88%
B-1	7,989,000.00	7,809,081.29	14,282.20	0.00	0.00	0.00	0.00	7,794,799.09	0.00	2.65%	2.95%	4.40%	4.93%
B-2	4,220,000.00	4,124,962.20	7,544.23	0.00	0.00	0.00	0.00	4,117,417.97	0.00	1.40%	1.56%	3.00%	3.37%
B-3	3,467,000.00	3,388,920.37	6,198.07	0.00	0.00	0.00	0.00	3,382,722.30	0.00	1.15%	1.28%	1.85%	2.09%
B-4	2,412,000.00	2,357,679.82	4,312.01	0.00	0.00	0.00	0.00	2,353,367.81	0.00	0.80%	0.89%	1.05%	1.20%
B-5	3,165,461.00	3,165,461.00	0.00	0.00	0.00	0.00	0.00	3,165,461.00	0.00	1.05%	1.20%	0.00%	0.00%
Totals	301,462,461.00	266,240,683.80	412,993.06	1,627,328.70	0.00	0.00	0.00	264,200,362.04	0.00	100%	100%

Reports Available at www.sf.citidirect.com	Page 5 of 18	© Copyright 2014 Citigroup

Distribution Date: Determination Date:	01/27/2014 01/16/2014	Sequoia Mortgage Trust Mortgage Pass-Through Certificates Series 2012-6

Reconciliation Detail

SOURCE OF FUNDS

Interest Funds Available
Scheduled Interest	902,615.37
Uncompensated PPIS	0.00
Relief Act Shortfall	0.00
Other Expenses	0.00
Losses in Excess of Principal Balance	0.00
Stop Advance Interest	0.00
Other Interest Reductions	0.00
Total Interest Funds Available:		902,615.37
Principal Funds Available
Scheduled Principal	412,993.07
Curtailments	40,704.09
Curtailments Adjustments	0.00
Prepayments in Full	1,586,624.61
Liquidation Principal	0.00
Repurchased Principal	0.00
Other Principal	0.00
Substitution Principal	0.00
Principal Losses and Forgiveness	0.00
Subsequent Recoveries / (Losses)	0.00
Total Principal Funds Available:		2,040,321.77
Total Funds Available		2,942,937.14

ALLOCATION OF FUNDS

Scheduled Fees
Master Servicing Fee	1,841.48
Servicing Fee	55,466.80
Securities Adminstrator Fee	4,814.52
Total Scheduled Fees:		62,122.80
Additional Fees, Expenses, etc.
Trust Fund Expenses	0.00
Other Expenses	0.00
Total Additional Fees, Expenses, etc.:		0.00
Distribution to Certificateholders
Interest Distribution	840,492.58
Principal Distribution	2,040,321.76
Total Distribution to Certificateholders:		2,880,814.34
Total Funds Allocated		2,942,937.14

Reports Available at www.sf.citidirect.com	Page 6 of 18	© Copyright 2014 Citigroup

Distribution Date: Determination Date:	01/27/2014 01/16/2014	Sequoia Mortgage Trust Mortgage Pass-Through Certificates Series 2012-6

Collateral Summary

ASSET CHARACTERISTICS

	Cut-Off	Beginning	Ending	Delta or % of Orig
Aggregate Stated Principal Balance	301,462,461.31	266,240,684.11	264,200,362.34	87.64%
Aggregate Actual Principal Balance	301,462,461.31	266,526,117.82	264,475,340.00	87.73%
Loan Count	358	326	324	34
Weighted Average Coupon Rate (WAC)	4.078918%	4.068268%	4.066164%	-0.012754%
Net Weighted Average Coupon Rate (Net WAC)	3.798918%	3.788268%	3.786164%	-0.012754%
Weighted Average Remaining Term (WART in months)	356	343	342	14

AVAILABLE PRINCIPAL

Scheduled Principal	412,993.07
Curtailments	40,704.09
Curtailments Adjustments	0.00
Prepayments in Full	1,586,624.61
Liquidation Principal	0.00
Repurchased Principal	0.00
Other Principal	0.00
Substitution Principal	0.00
Principal Losses and Forgiveness	0.00
Subsequent Recoveries / (Losses)	0.00
TOTAL AVAILABLE PRINCIPAL	2,040,321.77

Realized Loss Summary

Principal Losses and Forgiveness	0.00
Losses in Excess of Principal Balance	0.00
Subsequent (Recoveries) / Losses	0.00
Cumulative Realized Losses	0.00

AVAILABLE INTEREST

Scheduled Interest	902,615.37

Less: Master Servicing Fee	1,841.48
Servicing Fee	55,466.80
Securities Adminstrator Fee	4,814.52
Uncompensated PPIS	0.00
Relief Act Shortfall	0.00
Other Expenses	0.00
Losses in Excess of Principal Balance	0.00
Stop Advance Interest	0.00
Other Interest Reductions	0.00
TOTAL AVAILABLE INTEREST	840,492.57

Reports Available at www.sf.citidirect.com	Page 7 of 18	© Copyright 2014 Citigroup

Distribution Date: Determination Date:	01/27/2014 01/16/2014	Sequoia Mortgage Trust Mortgage Pass-Through Certificates Series 2012-6

Stratification Detail

Loan Rate

	# of	Ending Sched	% of Agg
Loan Rate	Loans	Balance	Balance	WAC	WART

3.00 or Less	0	0.00	0.00	0.0000	0
3.01 to 3.25	0	0.00	0.00	0.0000	0
3.26 to 3.50	4	4,708,416.36	1.78	3.4309	283
3.51 to 3.75	20	17,361,219.55	6.57	3.7284	329
3.76 to 4.00	137	115,534,450.77	43.73	3.9467	344
4.01 to 4.25	122	93,951,602.04	35.56	4.1703	345
4.26 to 4.50	35	27,554,497.51	10.43	4.4201	344
4.51 to 4.75	5	3,974,902.06	1.50	4.6250	345
4.76 to 5.00	1	1,115,274.05	0.42	4.8750	342
5.01 to 5.25	0	0.00	0.00	0.0000	0
5.26 to 5.50	0	0.00	0.00	0.0000	0
5.51 to 5.75	0	0.00	0.00	0.0000	0
5.76 to 6.00	0	0.00	0.00	0.0000	0
6.01 or Greater	0	0.00	0.00	0.0000	0
Totals	324	264,200,362.34	100.00	4.0662	342

Ending Scheduled Balance

Ending Sched	# of	Ending Sched	% of Agg
Balance	Loans	Balance	Balance	WAC	WART

1 to 150,000	0	0.00	0.00	0.0000	0
150,001 to 300,000	0	0.00	0.00	0.0000	0
300,001 to 450,000	2	799,666.79	0.30	4.0112	344
450,001 to 600,000	60	31,857,385.38	12.06	4.0899	343
600,001 to 750,000	104	70,700,374.49	26.76	4.0972	344
750,001 to 900,000	61	49,816,016.23	18.86	4.0980	343
900,001 to 1,050,000	42	39,810,169.99	15.07	4.1062	345
1,050,001 to 1,200,000	24	27,046,888.26	10.24	3.9778	340
1,200,001 to 1,350,000	12	15,262,568.92	5.78	3.9692	335
1,350,001 to 1,500,000	10	14,133,318.23	5.35	4.0486	345
1,500,001 to 1,650,000	6	9,436,026.82	3.57	3.8770	325
1,650,001 to 1,800,000	1	1,681,853.18	0.64	4.3750	342
1,800,001 to 1,950,000	2	3,656,094.05	1.38	3.8750	345
Totals	324	264,200,362.34	100.00	4.0662	342

Reports Available at www.sf.citidirect.com	Page 8 of 18	© Copyright 2014 Citigroup

Distribution Date: Determination Date:	01/27/2014 01/16/2014	Sequoia Mortgage Trust Mortgage Pass-Through Certificates Series 2012-6

Delinquency Information

DELINQUENT			BANKRUPTCY			FORECLOSURE			REO			TOTAL
Days	Balance	Count	Days	Balance	Count	Days	Balance	Count	Days	Balance	Count	Days	Balance	Count

			< 30	481,115.07	1	< 30	0.00	0	< 30	0.00	0	< 30	481,115.07	1
				0.182102%	0.3%		0.000000%	0.0%		0.000000%	0.0%		0.182102%	0.3%

30-59	0.00	0	30-59	0.00	0	30-59	0.00	0	30-59	0.00	0	30-59	0.00	0
	0.000000%	0.0%		0.000000%	0.0%		0.000000%	0.0%		0.000000%	0.0%		0.000000%	0.0%

60-89	0.00	0	60-89	0.00	0	60-89	0.00	0	60-89	0.00	0	60-89	0.00	0
	0.000000%	0.0%		0.000000%	0.0%		0.000000%	0.0%		0.000000%	0.0%		0.000000%	0.0%

90-119	0.00	0	90-119	0.00	0	90-119	0.00	0	90-119	0.00	0	90-119	0.00	0
	0.000000%	0.0%		0.000000%	0.0%		0.000000%	0.0%		0.000000%	0.0%		0.000000%	0.0%

120-149	0.00	0	120-149	0.00	0	120-149	0.00	0	120-149	0.00	0	120-149	0.00	0
	0.000000%	0.0%		0.000000%	0.0%		0.000000%	0.0%		0.000000%	0.0%		0.000000%	0.0%

150-179	0.00	0	150-179	0.00	0	150-179	0.00	0	150-179	0.00	0	150-179	0.00	0
	0.000000%	0.0%		0.000000%	0.0%		0.000000%	0.0%		0.000000%	0.0%		0.000000%	0.0%

180+	0.00	0	180+	0.00	0	180+	0.00	0	180+	0.00	0	180+	0.00	0
	0.000000%	0.0%		0.000000%	0.0%		0.000000%	0.0%		0.000000%	0.0%		0.000000%	0.0%

Total	0.00	0	Total	481,115.07	1	Total	0.00	0	Total	0.00	0	Total	481,115.07	1
	0.000000%	0.0%		0.182102%	0.3%		0.000000%	0.0%		0.000000%	0.0%		0.182102%	0.3%

Principal and Interest Advances	N/A

Reports Available at www.sf.citidirect.com	Page 9 of 18	© Copyright 2014 Citigroup

Distribution Date: Determination Date:	01/27/2014 01/16/2014	Sequoia Mortgage Trust Mortgage Pass-Through Certificates Series 2012-6

Historical Delinquency Information

Distribution	1 Month		2 Month		3 + Month		Bankruptcy		Foreclosure		REO		Total
Date	Balance	Cnt	Balance	Cnt	Balance	Cnt	Balance	Cnt	Balance	Cnt	Balance	Cnt	Balance	Cnt

01/2014	0	0	0	0	0	0	481,115	1	0	0	0	0	481,115	1
	0.000%	0.0%	0.000%	0.0%	0.000%	0.0%	0.182%	0.3%	0.000%	0.0%	0.000%	0.0%	0.182%	0.3%

12/2013	618,942	1	0	0	0	0	481,858	1	0	0	0	0	1,100,799	2
	0.232%	0.3%	0.000%	0.0%	0.000%	0.0%	0.181%	0.3%	0.000%	0.0%	0.000%	0.0%	0.413%	0.6%

11/2013	0	0	0	0	0	0	482,598	1	0	0	0	0	482,598	1
	0.000%	0.0%	0.000%	0.0%	0.000%	0.0%	0.181%	0.3%	0.000%	0.0%	0.000%	0.0%	0.181%	0.3%

10/2013	0	0	0	0	0	0	0	0	0	0	0	0	0	0
	0.000%	0.0%	0.000%	0.0%	0.000%	0.0%	0.000%	0.0%	0.000%	0.0%	0.000%	0.0%	0.000%	0.0%

09/2013	0	0	0	0	0	0	484,071	1	0	0	0	0	484,071	1
	0.000%	0.0%	0.000%	0.0%	0.000%	0.0%	0.178%	0.3%	0.000%	0.0%	0.000%	0.0%	0.178%	0.3%

08/2013	0	0	0	0	0	0	484,804	1	0	0	0	0	484,804	1
	0.000%	0.0%	0.000%	0.0%	0.000%	0.0%	0.177%	0.3%	0.000%	0.0%	0.000%	0.0%	0.177%	0.3%

07/2013	0	0	0	0	0	0	485,534	1	0	0	0	0	485,534	1
	0.000%	0.0%	0.000%	0.0%	0.000%	0.0%	0.177%	0.3%	0.000%	0.0%	0.000%	0.0%	0.177%	0.3%

06/2013	486,386	1	0	0	0	0	486,262	1	0	0	0	0	972,648	2
	0.176%	0.3%	0.000%	0.0%	0.000%	0.0%	0.176%	0.3%	0.000%	0.0%	0.000%	0.0%	0.352%	0.6%

Reports Available at www.sf.citidirect.com	Page 10 of 18	© Copyright 2014 Citigroup

Distribution Date: Determination Date:	01/27/2014 01/16/2014	Sequoia Mortgage Trust Mortgage Pass-Through Certificates Series 2012-6

Standard Prepayment and Default Information

	Wtd. Avg.
Payment	Age	Current Collateral	Scheduled	Unscheduled	Liquidation
Date	(Months)	Balance	Principal	Principal	Principal	SMM	CPR	PSA	MDR	CDR	SDA

27-Jan-2014	15.07	264,200,362.34	412,993.07	1,627,328.70	0.00	0.612%	7.104%	236%	0.000%	0.000%	0%
26-Dec-2013	14.07	266,240,684.11	412,428.35	657,845.08	0.00	0.246%	2.918%	104%	0.000%	0.000%	0%
25-Nov-2013	13.06	267,310,957.54	413,814.57	2,017,830.82	0.00	0.749%	8.629%	330%	0.000%	0.000%	0%
25-Oct-2013	12.07	269,742,602.93	414,687.99	1,715,224.74	0.00	0.632%	7.324%	303%	0.000%	0.000%	0%
25-Sep-2013	11.07	271,872,515.66	416,194.20	1,959,621.12	0.00	0.716%	8.257%	373%	0.000%	0.000%	0%
26-Aug-2013	10.07	274,248,330.98	413,900.62	271,403.86	0.00	0.099%	1.180%	59%	0.000%	0.000%	0%
25-Jul-2013	9.07	274,933,635.46	414,146.70	1,350,638.56	0.00	0.489%	5.711%	315%	0.000%	0.000%	0%
25-Jun-2013	8.07	276,698,420.72	421,257.03	6,317,513.20	0.00	2.232%	23.731%	1,470%	0.000%	0.000%	0%

SMM (Single Month Mortality) = (Beginning Balance - Ending Balance - Scheduled Principal) / (Beginning Balance - Scheduled Principal)

CPR (Constant Prepayment Rate) = 1 - ((1-SMM)^12)

PSA (Public Securities Association) = CPR / (min(.2% * Age, 6%))

MDR (Monthly Default Rate) = Beginning Balance of Liquidated Asset / Total Beginning Balance

CDR (Conditional Default Rate) = 1 - ((1-MDR)^12)

SDA (Standard Default Assumption) = CDR / (min(.2% * Age, 6%))

Reports Available at www.sf.citidirect.com	Page 11 of 18	© Copyright 2014 Citigroup

Distribution Date: Determination Date:	01/27/2014 01/16/2014	Sequoia Mortgage Trust Mortgage Pass-Through Certificates Series 2012-6

Waterfall Detail

		Remaining
	Amount	Available
DISTRIBUTIONS	Distributed	Funds

Available Distribution Amount		2,880,814.34

Senior Certificates, the Interest Distribution Amount and unpaid Interest Shortfalls	(774,683.71)	2,106,130.63
Senior Certificates, the Senior Principal Distribution Amount	(2,007,985.25)	98,145.38
Class B-1 Certificates, the Interest Distribution Amount and unpaid Interest Shortfalls	(24,652.41)	73,492.97
Class B-1 Certificates, the Subordinate Principal Distribution Amount	(14,282.20)	59,210.77
Class B-2 Certificates, the Interest Distribution Amount and unpaid Interest Shortfalls	(13,022.05)	46,188.72
Class B-2 Certificates, the Subordinate Principal Distribution Amount	(7,544.23)	38,644.49
Class B-3 Certificates, the Interest Distribution Amount and unpaid Interest Shortfalls	(10,698.45)	27,946.04
Class B-3 Certificates, the Subordinate Principal Distribution Amount	(6,198.07)	21,747.97
Class B-4 Certificates, the Interest Distribution Amount and unpaid Interest Shortfalls	(7,442.94)	14,305.03
Class B-4 Certificates, the Subordinate Principal Distribution Amount	(4,312.01)	9,993.02
Class B-5 Certificates, the Interest Distribution Amount and unpaid Interest Shortfalls	(9,993.02)	0.00
Class B-5 Certificates, the Subordinate Principal Distribution Amount	0.00	0.00
Class LT-R and R Certificates, any remaining amounts	0.00	0.00

Reports Available at www.sf.citidirect.com	Page 12 of 18	© Copyright 2014 Citigroup

Distribution Date: Determination Date:	01/27/2014 01/16/2014	Sequoia Mortgage Trust Mortgage Pass-Through Certificates Series 2012-6

Other Information

Principal Percentages

Senior Percentage	92.170203%
Subordinate Percentage	7.829797%
Senior Prepayment Percentage	100.000000%
Subordinate Prepayment Percentage	0.000000%

Other Information

Step-Down Test satisfied?	Yes

Reports Available at www.sf.citidirect.com	Page 13 of 18	© Copyright 2014 Citigroup

Distribution Date: Determination Date:	01/27/2014 01/16/2014	Sequoia Mortgage Trust Mortgage Pass-Through Certificates Series 2012-6

Voluntary Prepayments, Repurchases, and Substitutions

					Scheduled
				Original	Principal	Principal	Prepayment	Prepayment	Current
		Principal Pay		Principal	Balance at	Pay Down	Penalties	Penalties	Note	Original	Original
Loan Number		Down Date	Payoff Type	Balance	Payoff	Amount	Collected	Waived	Rate	LTV	Term	State

0000000046340477		01/01/2014	Voluntary Prepayment	1,000,000.00	964,021.13	964,021.13	0.00	0.00	4.37500%	71.42	360	CA
0000000046339594		01/01/2014	Voluntary Prepayment	637,000.00	624,965.64	624,965.64	0.00	0.00	4.50000%	74.94	360	CO
Count:	2		TOTALS:	1,637,000.00	1,588,986.77	1,588,986.77	0.00	0.00	4.424164%	72.79	360

Reports Available at www.sf.citidirect.com	Page 14 of 18	© Copyright 2014 Citigroup

Distribution Date: Determination Date:	01/27/2014 01/16/2014	Sequoia Mortgage Trust Mortgage Pass-Through Certificates Series 2012-6

Liquidation / Loss Detail

			Most Recent	Cutoff			Current	Subsequent
		Prior	Next Due	Principal	Prior Unpaid	Prior Scheduled	Realized Loss	Loss / (Recovery)	Total Realized
Loan Number	Loss Type	Loan Status	Date	Balance	Principal Balance	Principal Balance	Amount	Amount	Loss Amount	Loss Severity

No Loans With Losses to Report.

Reports Available at www.sf.citidirect.com	Page 15 of 18	© Copyright 2014 Citigroup

Distribution Date: Determination Date:	01/27/2014 01/16/2014	Sequoia Mortgage Trust Mortgage Pass-Through Certificates Series 2012-6

REO Detail

						Current	REO
			REO	Original Principal	Unpaid Principal	Scheduled	Book
Loan Number	Group No.	State	Acquisition Date	Balance	Balance at Acquisition	Principal Balance	Value

No REOs to Report.

Reports Available at www.sf.citidirect.com	Page 16 of 18	© Copyright 2014 Citigroup

Distribution Date: Determination Date:	01/27/2014 01/16/2014	Sequoia Mortgage Trust Mortgage Pass-Through Certificates Series 2012-6

Material Modifications, Extensions, and Waivers Loan Detail: Part 1

				Current	Current
Effective				Scheduled	Actual	Delinquency	Capitalized	Forgiven	Forgiven
Mod. Date	Loan Number	P&I	Balance	Balance	Balance	Status	Amount	Principal	Interest

No Modified Loans to Report.

Reports Available at www.sf.citidirect.com	Page 17 of 18	© Copyright 2014 Citigroup

Distribution Date: Determination Date:	01/27/2014 01/16/2014	Sequoia Mortgage Trust Mortgage Pass-Through Certificates Series 2012-6

Material Modifications, Extensions, and Waivers Loan Detail: Part 2

		Interest		Period	Life	Initial Reset	Next	Int Reset	IO	Balloon	Maturity
Loan Number	Loan Type	Rate	Margin	Cap	Cap	Date	Reset Date	Period	Period	Payment	Date

No Modified Loans to Report.

Reports Available at www.sf.citidirect.com	Page 18 of 18	© Copyright 2014 Citigroup